                                                                   EXHIBIT 10.14












                             CONTRIBUTION AGREEMENT

                                   MADE AS OF

                                DECEMBER 27, 2000

                                  BY AND AMONG

                              INFOCURE CORPORATION,
                                  ("INFOCURE")

                              PRACTICEWORKS, INC.,
                               ("PRACTICEWORKS"),

                          DENTSPLY INTERNATIONAL INC.,
                                  ("DENTSPLY"),

                                  CERAMCO INC.,
                                  ("CERAMCO"),

                                       AND

                                  SOFTDENT LLC
                                ("SOFTDENT LLC")


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                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT, dated as of the 27th day of December, 2000 (the "EFFECTIVE DATE"), by and among (i) InfoCure Corporation, a Delaware corporation ("INFOCURE"), (ii) PracticeWorks Inc., a Delaware corporation ("PRACTICEWORKS"), (iii) Dentsply International Inc., a Delaware corporation ("DENTSPLY"), (iv) Ceramco Inc., a Delaware corporation ("CERAMCO"), and (v) SoftDent LLC, a Delaware limited liability company ("SOFTDENT LLC").

                              W I T N E S S E T H :

         WHEREAS, prior to the Closing Date, Ceramco will transfer (the "SOFTDENT ASSET TRANSFER") certain SoftDent Assets (as defined in Section 1) owned by it, subject to certain SoftDent Assumed Liabilities (as defined in Section 1) to SoftDent LLC in return for all the membership interests (the "MEMBERSHIP INTERESTS") in SoftDent LLC;

         WHEREAS, on the Closing Date, Ceramco will transfer the Membership Interests to PracticeWorks in exchange for shares of PracticeWorks preferred stock;

         WHEREAS, InfoCure has contributed, or will on or prior to the Closing Date contribute (the "PRACTICEWORKS ASSET TRANSFER"), certain PracticeWorks Assets (as defined in Section 1), subject to certain PracticeWorks Assumed Liabilities (as defined in Section 1), to PracticeWorks in exchange for shares of PracticeWorks common stock;

         WHEREAS, for federal income tax purposes, it is intended that the transfers by InfoCure and Ceramco pursuant to this Agreement qualify as a tax-deferred exchange under Section 351 of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, the parties hereto desire to set forth their rights, duties and obligations.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS.

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "AFFILIATE" - with respect to any Person, a Person controlling, controlled by or under common control with such Person.

         "AFFILIATED GROUP" - any affiliated group within the meaning of I.R.C.ss.1504(a).

         "APPLICABLE PRACTICEWORKS CONTRACT" - as defined in Section 4.9 A.

         "APPLICABLE PRACTICEWORKS INTELLECTUAL PROPERTY" - as defined in
Section 4.10 A.

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         "APPLICABLE SOFTDENT CONTRACT" - any Contract (i) under which Company has or may acquire any rights; (ii) under which Company has or may become subject to any obligation or liability; or (iii) by which Company or any of the assets owned or used by Company is or may become bound.

         "APPLICABLE SOFTDENT INTELLECTUAL PROPERTY" - as defined in Section
3.22 A.

         "BENEFIT PLAN" - a deferred compensation, bonus, stock option, stock purchase or other employee benefit plan or fringe benefit plan, agreement, commitment or arrangement which is neither a Pension Plan nor a Welfare Plan.

         "BREACH" - a "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision and the term "Breach" means any such inaccuracy, breach or failure.

         "CERAMCO" - as defined in the first paragraph of this Agreement.

         "CERTIFICATE OF DESIGNATION" - the Certificate of Designation, Powers, Preferences and Rights of Preferred Stock of PracticeWorks filed with the Corporations Division of the Secretary of the State of Delaware on or about the Effective Date in substantially the form attached hereto as EXHIBIT A.

         "CLOSING" - as defined in Section 2.3.

         "CLOSING DATE" - the date and time as of which the Closing actually takes place.

         "COBRA" - as defined in Section 3.14.5.

         "COMPANY" - Prior to the SoftDent Asset Transfer, Ceramco, and following the SoftDent Asset Transfer, SoftDent LLC.

         "CONSENT" - any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS" - all of the transactions contemplated by this Agreement, including, without limitation:

                  A. The contribution of the PracticeWorks Assets by InfoCure to PracticeWorks in exchange for PracticeWorks' issuance of PracticeWorks Common Shares to InfoCure;

                  B. The contribution of the Membership Interests by Ceramco to PracticeWorks in exchange for PracticeWorks' issuance of PracticeWorks Preferred Shares to Ceramco;

                  C. The assumption by PracticeWorks of the PracticeWorks Assumed Liabilities;

                  D. The execution, delivery and performance of this Agreement, the Restrictive Covenant Agreements and the other agreements and documents referenced in Section 2.5.A; and

                  E. The performance by the parties hereto of their respective covenants and obligations under this Agreement.


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         "CONTRACT" - any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "DAMAGES" - any loss, liability, claim, damages (excluding incidental and consequential damages), expense (including, without limitation, out-of-pocket costs of investigation and defense and reasonable attorneys'
fees), whether or not involving a third party.

         "DEALER" - any independent salesperson, distributor, sublicensor or other remarketer or sales organization which is considered by the Company to be a "Value Added Reseller" of the software products of the SoftDent Business.

         "DEALER AGREEMENTS" - as defined in Section 3.28.

         "DEALER AGREEMENT CLAIM" - as defined in Section 9.1 A(iv).

         "DENTSPLY" - as defined in the first paragraph of this Agreement.

         "DENTSPLY PLANS" - as defined in Section 3.14.1.

         "ENCUMBRANCE" - any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or legal or contractual restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         "ENVIRONMENTAL LAWS" - as defined in Section 3.19.

         "ERISA" - the Employee Retirement Income Security Act of 1974, as amended, and regulations and rules issued pursuant to that Act, as amended.

         "ERISA AFFILIATE" - any person which would be required to be aggregated with Dentsply, Ceramco, SoftDent LLC and/or any subsidiary thereof under I.R.C. ss.414(b), (c), (m) and/or (o) at any time on or prior to the Closing Date.

         "FORM 10" - as defined in Section 4.7.

         "GAAP" - generally accepted accounting principles of the United States, applied on a basis consistent with the basis on which the Financial Statements were prepared.

         "GOVERNMENTAL AUTHORIZATION" - any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY" - any:

                  A. Nation, state, county, city, town, village, district or other jurisdiction of any nature;

                  B. Federal, state, local, municipal, foreign or other government;

                  C. Governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); or


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

                  D. Body exercising or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "HSR ACT" - the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INDEMNIFICATION CLAIM" - as defined in Section 9.4 A(i).

         "INDEMNIFIABLE DAMAGES" means SoftDent Indemnifiable Damages, PracticeWorks Indemnifiable Damages or InfoCure Indemnifiable Damages, as applicable.

         "INDEMNIFIED PARTY" - as defined in Section 9.4 A(i).

         "INDEMNIFYING PARTY" - as defined in Section 9.4 A(i).

         "INFOCURE" - as defined in the first paragraph of this Agreement.

         "INFOCURE INDEMNIFIABLE DAMAGES" - as defined in Section 9.3A.

         "INFOCURE INDEMNIFIED PARTY" - as defined in Section 9.3.

         "INFOCURE INDEMNIFYING PARTY" - as defined in Section 9.3.

         "IRC" - the Internal Revenue Code of 1986, as amended, and regulations issued by the IRS pursuant to the Internal Revenue Code, as amended.

         "IRS" - the United States Internal Revenue Service, and, to the extent relevant, the United States Department of the Treasury.

         "INTELLECTUAL PROPERTY" - (i) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, proprietary processes or formulae, franchises, licenses, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing, (ii) documentation, specifications, user manuals, designs, drawings and other literary works, (iii) Software, (iv) customer lists, maintenance and warranty records, databases and data collections and other confidential or proprietary business information, (v) trademarks, servicemarks, tradenames, logos, domain names, internet addresses and other proprietary indicia or addresses and all goodwill associated therewith, and (vi) all documentation related to any of the foregoing.

         "INTELLECTUAL PROPERTY RIGHTS" - any or all forms of legal rights and protections that may be obtained for, or may pertain to, the Intellectual Property, in any country of the world, including all right, title and interest arising under common and statutory law to all: (i) Patents; (ii) all copyrights, copyright registrations and applications therefore and all other rights corresponding thereto; (iii) all rights to all mask works, mask work registrations and applications therefore; (iv) all industrial designs and any registrations and applications therefore; (v) all trade names, logos, domain names, URLs, common law trademarks and service marks; (vi) trademark and service mark registrations and applications therefore and all goodwill associated therewith; (vii) any similar, corresponding or equivalent rights relating to intangible intellectual property; and (viii) all applications, registrations, issuances, divisions, continuations, renewals, reissuances and extensions of the foregoing.

         "KNOWLEDGE" - means with respect to any corporate party hereto, with respect to any matter in question, knowledge of the executive officers of such party after reasonable inquiry and with respect to any


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

individual parties hereto, actual knowledge. As to the Company, relating to the SoftDent Business, executive officers shall consist of the executive officers of Ceramco and the following management personnel: Jeffrey Lyon, Robert Chassion, Scott Leeper, Larry Greenspan, Kathleen McGrath and, solely as to Section 3.28 hereof, Mark Dilatush.

         "LEGAL REQUIREMENT" - any federal, state, local, municipal, foreign, international or other administrative order, constitution, law, ordinance, regulation, statute or treaty.

         "LICENSE GRANTED" - a license or other agreement under which a Person grants rights to others in Intellectual Property.

         "LICENSE RECEIVED" - a license or other agreement under which a Person is granted rights by others in Intellectual Property.

         "MEMBERSHIP INTERESTS" - as defined in the first recital to this Agreement.

         "MOST RECENT BALANCE SHEET" - as defined in Section 3.4 B.

         "ORDER" - any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  A. Such action is reasonably consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

                  B. Such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

         "ORGANIZATIONAL DOCUMENTS" - (i) the Articles or Certificate of Incorporation and the Bylaws of a corporation; (iii) the Articles or Certificate of Formation and the Operating Agreement of a limited liability company; (iii) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person and (iv) any amendment to any of the foregoing.

         "PATENTS" - all United States and foreign patents and applications therefore and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof.

         "PENSION PLAN" - an employee pension benefit plan as such term is defined in ERISA ss.3(2).

         "PERSON" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "PLAN" - as defined in Section 3.14.1.

         "PRACTICEWORKS" - as defined in the first paragraph of this Agreement.


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          "PRACTICEWORKS ASSETS" - all of the assets owned by InfoCure or any of its Affiliates used solely in the PracticeWorks Business.

          "PRACTICEWORKS ASSET TRANSFER" - as defined in the recitals of this Agreement.

         "PRACTICEWORKS ASSUMED LIABILITIES" - all liabilities and obligations of InfoCure or any of its Affiliates relating solely to the PracticeWorks Business.

         "PRACTICEWORKS BUSINESS" - the business of developing, marketing, licensing and supporting InfoCure's information management technology to dentists, orthodontists and oral and maxillofacial surgeons (as conducted by InfoCure or any of its Affiliates prior to the Effective Date).

         "PRACTICEWORKS COMMON SHARES" - _______[NEED TO FILL IN] shares of PracticeWorks common stock, $.01 par value per share, which are issuable pursuant to Section 2.1 of this Agreement.


         "PRACTICEWORKS DISCLOSURE SCHEDULE" - the Disclosure Schedule previously delivered by InfoCure and PracticeWorks, which Disclosure Schedule has been arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in Article 4. Unless otherwise specified, capitalized terms used in the PracticeWorks Disclosure Schedule shall be as defined in this Agreement.


         "PRACTICEWORKS INDEMNIFIABLE DAMAGES" - as defined in Section 9.2 A.

         "PRACTICEWORKS INDEMNIFIED PARTY" - as defined in Section 9.2.

         "PRACTICEWORKS INDEMNIFYING PARTY" - as defined in Section 9.2.

         "PRACTICEWORKS MATERIAL ADVERSE EFFECT" - any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets, liabilities, financial condition or results of operations of the PracticeWorks Business.

          "PRACTICEWORKS PREFERRED SHARES" - 32,000 shares of PracticeWorks preferred stock, $.01 par value per share, which are issuable pursuant to
Section 2.2 of this Agreement, and are further described in the Certificate of Designation.

         "PRE-CLOSING TAX PERIOD" - as defined in Section 9.1 B(i).

         "POST-CLOSING TAX PERIOD" - as defined in Section 9.1 B(i).

         "PROCEEDING" - any action, arbitration, audit, hearing, investigation (but only investigations of which the applicable Person has Knowledge), litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced (to the Knowledge of the applicable Person), brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "RELATED PERSON" - with respect to a specified Person:

                  A.       Any Affiliate of such specified Person;

                  B. Any Person that holds a Material Interest in such specified Person;

                  C. Each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);


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                  D.       Any Person in which such specified Person holds a
Material Interest; and

                  E. Any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

                  For purposes of this definition, "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least twenty-five percent (25%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least twenty-five percent (25%) of the outstanding equity securities or equity interests in a Person.

         "REPRESENTATIVE" - with respect to a particular Person, any director, officer, agent or other representative of such Person, including legal counsel, accountants and financial advisors.

         "RESTRICTIVE COVENANT AGREEMENTS" - as defined in Section 2.5.A(iii).

         "SECURITIES ACT" - the Securities Act of 1933, as amended or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SOFTDENT ACCOUNTS RECEIVABLE" - as defined in Section 3.8.

         "SOFTDENT ASSETS" - all of the assets owned by Ceramco or any of its Affiliates used solely in the SoftDent Business which shall constitute all of the assets of SoftDent LLC at Closing.

         "SOFTDENT ASSET TRANSFER" - as defined in the first recital to this Agreement.

          "SOFTDENT ASSUMED LIABILITIES" - all liabilities and obligations of Ceramco or any of its Affiliates relating solely to the SoftDent Business which shall constitute all of the liabilities and obligations of SoftDent LLC at Closing.

         "SOFTDENT BUSINESS" - the business of developing, marketing, licensing and supporting Company's SoftDent software product (as conducted by Company and its Affiliates prior to the Effective Date).


         "SOFTDENT DISCLOSURE SCHEDULE" - the Disclosure Schedule previously delivered by Dentsply and Ceramco, which Disclosure Schedule has been arranged in paragraphs corresponding to the numbered and letter paragraphs contained in
Article 3. Unless otherwise specified, capitalized terms used in the SoftDent Disclosure Schedule shall be as defined in this Agreement.


         "SOFTDENT FINANCIAL STATEMENTS" - as defined in Section 3.4.

         "SOFTDENT INDEMNIFIABLE DAMAGES" - as defined in Section 9.1 A.

         "SOFTDENT INDEMNIFIED PARTY" - as defined in Section 9.1.

         "SOFTDENT INDEMNIFYING PARTY" - as defined in Section 9.1.

         "SOFTDENT LEASES" - as defined in Section 3.7 A.

         "SOFTDENT LICENSES GRANTED" - as defined in Section 3.22 E.

         "SOFTDENT LICENSES RECEIVED" - as defined in Section 3.22 D.

         "SOFTDENT LLC" - as defined in the first paragraph of this Agreement.


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         "SOFTDENT MATERIAL ADVERSE EFFECT" - any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets, liabilities, financial condition or results of operations of the SoftDent Business.

         "SOFTDENT PERSONNEL" - as defined in Section 3.13(e).

         "SOFTDENT REGISTERED INTELLECTUAL PROPERTY" - as defined in Section
3.22 C.

         "SOFTWARE" - source code, object code, designs, flow charts, algorithms, display screens, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded and other materials related to computer software.

         "TAX" - (i) any and all federal, territorial, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes and escheatment payments, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treas. Reg. ss.1.1502-6 or any comparable provision of foreign, state or local law); and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         "TAX RETURN" - any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "THIRD PARTY CLAIM" - as defined in Section 9.4 B(i).

         "THREATENED" - a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing or any notice has been given in writing that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

         "WELFARE PLAN" - an employee welfare benefit plan as such term is defined in ERISA ss.3(1).

2.       CONTRIBUTION.

         2.1. INFOCURE AGREEMENT TO CONTRIBUTE ASSETS; ASSUMPTION OF LIABILITIES. On or before the Closing Date, as a contribution of capital, InfoCure shall contribute all of its right, title and interest in and to the PracticeWorks Assets to PracticeWorks, such PracticeWorks Assets to be listed in that certain Distribution Agreement between InfoCure and PracticeWorks referenced in the Form 10, and PracticeWorks shall accept as a contribution of capital from InfoCure, all right, title and interest of InfoCure in and to the PracticeWorks Assets. At the Closing, PracticeWorks shall assume all of the PracticeWorks Assumed Liabilities which first accrue or are to be performed or satisfied from and after the Closing, such


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PracticeWorks Assumed Liabilities to be listed in that certain Distribution
Agreement between InfoCure and PracticeWorks referenced in the Form 10. At the Closing, PracticeWorks shall issue the PracticeWorks Common Shares to InfoCure, which shares upon issuance shall be fully-paid and non-assessable.

         2.2. CERAMCO AGREEMENT TO CONTRIBUTE ASSETS TO SOFTDENT LLC; ASSUMPTION OF LIABILITIES BY SOFTDENT LLC; CERAMCO AGREEMENT TO CONTRIBUTE MEMBERSHIP INTERESTS. Subject to the terms and conditions of this Agreement, prior to the Closing, (i) Ceramco shall assign, transfer and deliver to SoftDent LLC, as a contribution of capital, all of its right, title and interest in and to the SoftDent Assets, such SoftDent Assets to be listed on SCHEDULE 2.2 attached hereto, and Ceramco and SoftDent LLC shall accept as a contribution of capital from Ceramco, all right, title and interest of Ceramco in and to the SoftDent Assets free and clear of any Encumbrances, other than the SoftDent Assumed Liabilities and (ii) SoftDent LLC shall assume all of the SoftDent Assumed Liabilities which first accrue or are to be performed or satisfied from and after the date of the SoftDent Asset Transfer, such SoftDent Assumed Liabilities to be listed on SCHEDULE 2.2 attached hereto. Subject to the terms and conditions of this Agreement, at the Closing, Ceramco shall assign, transfer and deliver to PracticeWorks, as a contribution of capital, the Membership Interests, and PracticeWorks shall accept as a contribution of capital from Ceramco, all right, title and interest to the Membership Interests. The Membership Interests shall not be subject to any liens, claims or other encumbrances. At the Closing, PracticeWorks shall issue the PracticeWorks Preferred Shares to Ceramco, which shares upon issuance shall be fully-paid and non-assessable.

         2.3. CLOSING. The closing of the Contemplated Transactions (the "CLOSING") will take place at the offices of Morris, Manning & Martin, L.L.P., at 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326, at 10:00 a.m. (local time) upon the later of (a) satisfaction of the condition set forth in Sections 6.10 and 7.8 below (b) five business days following satisfaction of the conditions set forth in Sections 6.4 and 7.4 below, or (c) at such other time and place as the parties may agree (the "CLOSING DATE").

                  Except as otherwise provided in Section 8 hereof, failure to consummate the Contemplated Transactions provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.4.     CLOSING OBLIGATIONS.  At the Closing:

                  A.       Ceramco will deliver to PracticeWorks:

                           (i)      Membership Certificates. Certificates
representing the Membership Interests, duly endorsed (or accompanied by duly executed stock powers) for transfer to PracticeWorks;

                           (ii)     Member Release Agreements. Member Release
Agreements properly executed by Dentsply and Ceramco, substantially in the form of EXHIBIT B attached hereto;

                           (iii)    Opinion of Counsel. An opinion dated the
Closing Date from Morgan, Lewis and Bockius LLP, counsel for Dentsply, Ceramco and SoftDent LLC, substantially in the form of EXHIBIT C attached hereto;

                           (iv)     Restrictive Covenant Agreements. A
restrictive covenant agreement from each of Dentsply and Ceramco, substantially in the form of EXHIBIT D hereto (collectively, "RESTRICTIVE COVENANT AGREEMENTS");


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

                            (v)      Directors and Shareholder Resolutions; Good
Standing Certificate. A certified copy of the resolutions of the directors and shareholders of Ceramco and of the managers and the sole member of SoftDent LLC approving the Contemplated Transactions and certificates evidencing the good standing of Ceramco and SoftDent LLC as of a recent practicable date;



                           (vi)     Minute Books; Member's Certificate.
The original minute books of SoftDent LLC to PracticeWorks. The minute books shall contain minutes and consents of all of the sole member's actions and meetings, canceled certificates of all previously issued, but no longer outstanding, membership interests of SoftDent LLC, the resignations of all officers and managers of SoftDent LLC effective the close of business on the Closing Date, copies of the Certificate of Formation of SoftDent LLC and any amendments thereto certified by the office of the Secretary of State of Delaware, and the Operating Agreement of SoftDent LLC. In addition, SoftDent LLC shall have delivered to PracticeWorks and its legal counsel a certificate of SoftDent LLC's sole member relating to (i) SoftDent LLC 's Certificate of Formation stating that such certificate has not been amended since the date of certification by the Delaware Secretary of State, (ii) the Operating Agreement of SoftDent LLC, stating that such agreement has not been amended from the form presented, (iii) resolutions adopted by SoftDent LLC's member authorizing and directing the execution and delivery of this Agreement by SoftDent LLC, and (iv) the incumbency and genuineness of the signature of each officer of SoftDent LLC executing this Agreement and the SoftDent Closing Documents;



                           (vii)    Bill of Sale and Assignment. A bill of sale
and assignment agreement transferring all of Ceramco's right, title and interest in and to the SoftDent Assets substantially in the form attached hereto as Exhibit E; and



                           (viii)   Assumption Agreement. An assumption
agreement assuming the SoftDent Assumed Liabilities substantially in the form attached hereto as Exhibit F.


                  B.       PracticeWorks will deliver to Ceramco and InfoCure:

                           (i)      Common Shares. In exchange for the
contribution of the PracticeWorks Assets by InfoCure and the assumption by PracticeWorks of the PracticeWorks Assumed Liabilities, as set forth in this Agreement, InfoCure will receive the PracticeWorks Common Shares; and

                           (ii)     Preferred Shares. In exchange for the
contribution of the Membership Interests by Ceramco, as set forth in this Agreement, Ceramco will receive the PracticeWorks Preferred Shares.


                  C. InfoCure shall have delivered to PracticeWorks bills of sale and assignment agreements transferring all of InfoCure's right, title and interest in and to the PracticeWorks Assets substantially in the form attached hereto as Exhibit G.



                  D. PracticeWorks shall have delivered to InfoCure assumption agreements assuming the PracticeWorks Assumed Liabilities substantially in the form attached hereto as Exhibit H.


                  E.       PracticeWorks will deliver to Dentsply and Ceramco:


                           (i)      Opinion of Counsel. An opinion dated the
Closing Date from Morris, Manning & Martin, L.L.P., counsel for InfoCure and PracticeWorks, substantially in the form of EXHIBIT I attached hereto;

                           (ii)     Registration Rights Agreement. A
Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT J; and


                           (ii)     Directors and Shareholder Resolutions; Good
Standing Certificate. Certified copies of the resolutions of the directors of InfoCure and of the directors and shareholders of PracticeWorks approving the Contemplated Transactions. InfoCure and PracticeWorks shall have delivered to Dentsply and Ceramco certificates evidencing the good standing of InfoCure and Ceramco as of a recent practicable date. PracticeWorks shall have delivered to Dentsply and Ceramco a copy, certified by the Secretary of State of Delaware of the Certificate of Incorporation of PracticeWorks as in effect on the Closing Date reflecting the filing of the Certificate of Designation and a copy, certified by the Secretary of PracticeWorks, of the By-laws of PracticeWorks as in effect on the Closing Date.

3.       REPRESENTATIONS AND WARRANTIES OF DENTSPLY, CERAMCO AND SOFTDENT LLC.


         As of the Effective Date hereof and as of the Closing Date, each of Dentsply, Ceramco and SoftDent LLC, jointly and severally, hereby represents and warrants to PracticeWorks as follows (subject to such exceptions as are specifically disclosed in writing in the SoftDent Disclosure Schedule):


         3.1.     ORGANIZATION AND GOOD STANDING.

                  A. SCHEDULE 3.1(A) of the SoftDent Disclosure Schedule contains a complete and accurate list of Ceramco's name, its jurisdiction of incorporation and other jurisdictions in which it is authorized to do business on account of the SoftDent Business. All of the capital stock of Ceramco is held by Dentsply.

                           Ceramco is a corporation duly organized, validly
existing, and in good standing under the laws of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable SoftDent Contracts.

                           Ceramco is duly qualified to do business as a foreign
corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it in connection with the SoftDent Business, or the nature of the activities conducted by it in connection with the SoftDent Business, requires such qualification, except where the failure to be so qualified would not have a SoftDent Material Adverse Effect.

                  B. SCHEDULE 3.1(B) of the SoftDent Disclosure Schedule contains a complete and accurate list of SoftDent LLC's name, its jurisdiction of incorporation and other jurisdictions in which it is authorized to do business.

                           SoftDent LLC is a limited liability company duly
organized, validly existing, and in good standing under the laws of Delaware, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable SoftDent Contracts.

                           SoftDent LLC is duly qualified to do business as a
foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a SoftDent Material Adverse Effect.

         3.2.     AUTHORITY; NO CONFLICT.

                  A. This Agreement has been duly and validly authorized, executed and delivered by Dentsply, Ceramco and SoftDent LLC, and, assuming the due authorization, execution and delivery hereof by InfoCure and PracticeWorks, constitutes the legal, valid, and binding obligation of Dentsply, Ceramco and SoftDent LLC, enforceable against Dentsply, Ceramco and SoftDent LLC in accordance with its terms. Upon the execution and delivery by Dentsply, Ceramco and SoftDent LLC of the Restrictive Covenant Agreements, as applicable (collectively, "SOFTDENT'S CLOSING DOCUMENTS"), SoftDent's Closing Documents will constitute the legal, valid, and binding obligations of Dentsply, Ceramco and SoftDent LLC, enforceable against Dentsply, Ceramco and SoftDent LLC in accordance with their respective terms.

                           Dentsply, Ceramco and SoftDent LLC have the absolute
and unrestricted right, power (corporate or otherwise), authority, and capacity to execute and deliver this Agreement and SoftDent's Closing Documents and to perform their obligations under this Agreement and SoftDent's Closing Documents. No additional corporate proceedings on the part of Dentsply or Ceramco or proceedings as a limited liability company of SoftDent LLC are necessary to authorize the execution and delivery of this Agreement and SoftDent's Closing Documents

                  B. Except as set forth in SCHEDULE 3.2 of the SoftDent Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i)      Contravene, conflict with, or result in a
violation of (1) any provision of the Organizational Documents of Dentsply, Ceramco or SoftDent LLC in effect on the date hereof or (2) any resolution adopted by the board of directors or the stockholders of Dentsply or Ceramco or the managers or member of SoftDent LLC in effect on the date hereof;

                           (ii)     Contravene, conflict with, or result in a
violation of any Legal Requirement or any Order to which Dentsply, Ceramco or SoftDent LLC, or any of the SoftDent Assets, is subject;


                           (iii)    To the Knowledge of such parties contravene,
conflict with, or result in a violation of any of the terms or requirements of any Governmental Authorization held by Dentsply, Ceramco or SoftDent LLC;



                           (iv)     To the Knowledge of such parties contravene,
conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable SoftDent Contract; or


                           (v)      Result in the imposition or creation of any
material Encumbrance upon or with respect to any of the SoftDent Assets,

         except, in the cases of clauses (ii) through (v) for any such contravention, conflict, violation or liability as would not have a SoftDent Material Adverse Effect.

                  Except as set forth in SCHEDULE 3.2 of the SoftDent Disclosure Schedule, neither Ceramco nor SoftDent LLC is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.


         3.3. CAPITALIZATION. The authorized and issued equity securities of SoftDent LLC consist of one hundred (100) membership interests, of which ________ (_______)[NEED TO FILL IN] are issued and outstanding and constitute the Membership Interests. Ceramco is the sole member of SoftDent LLC. Ceramco is and will be immediately prior to the Closing Date the record and beneficial owner and holder of the Membership Interests, free and clear of all Encumbrances. With the exception of the Membership Interests (which are owned by Ceramco), no other equity interests or securities of SoftDent LLC are outstanding. All of the outstanding equity securities of SoftDent LLC have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of SoftDent LLC.


                  None of the outstanding equity securities or other securities of SoftDent LLC was issued in violation of the Securities Act or any other Legal Requirement. SoftDent LLC does not own, nor does it have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

         3.4. FINANCIAL STATEMENTS. Attached to SCHEDULE 3.4 of the SoftDent Disclosure Schedule are:

                  A. Unaudited balance sheets of the SoftDent Business, as of December 31 in each of the years 1998 and 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended.

                  B. Unaudited balance sheet of the SoftDent Business, as of November 30, 2000 (the "MOST RECENT BALANCE SHEET"), and the related profit and loss statement for the eleven (11) month period ending on November 30, 2000.

                  C. The foregoing financial statements and related notes (collectively referred to as the "SOFTDENT FINANCIAL STATEMENTS") fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the SoftDent Business as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject to the absence of notes and, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, result in a SoftDent Material Adverse Effect).

                  D. The SoftDent Financial Statements reflect the consistent application of such accounting principles throughout the periods involved.

         3.5. BOOKS AND RECORDS. The books of account, minute book, membership interest record book, and other records of SoftDent LLC, all of which have been made available to InfoCure and PracticeWorks, are complete and correct in all material respects and have been maintained in accordance with sound business practices.

                  The minute book of SoftDent LLC contains accurate and complete records of all meetings held of, and action taken by, the members and the managers of SoftDent LLC, and no meeting of any such members or managers has been held for and no material action has been taken at any meeting for which minutes have not been prepared and are not contained in such minute book. All of those books and records will be transferred to PracticeWorks within a reasonable time following the Closing Date.

         3.6.     TITLE TO PROPERTIES; ENCUMBRANCES.

                  A. SCHEDULE 3.6 of the SoftDent Disclosure Schedule contains a complete and accurate list of all tangible SoftDent Assets, including, but not limited to, vehicles, equipment, furniture, and fixtures and all other items of personal property of Company that are used solely in the SoftDent Business indicating, with respect to each, those which are owned by Company and those which are leased by Company.

                  B. Company has (a) with respect to those assets listed on SCHEDULE 3.6 as "owned," good and merchantable title to all such assets, free and clear of all liens, claims, charges, security interests, and other encumbrances of any kind and of any nature, except as disclosed on SCHEDULE 3.6, and (b) with respect to assets listed on SCHEDULE 3.6, as "leased," a valid, and enforceable leasehold interest.

                  C. All of the tangible SoftDent Assets are in good operating condition (normal wear and tear excepted), are reasonably fit for the purposes for which such properties are presently used, are adequate and usable for the continued operation of the SoftDent Business as the same is presently conducted, and none of such properties are in need of maintenance or repairs except for ordinary, routine maintenance and repairs, the cost of which will not vary materially from historic patterns.

         3.7.     REAL PROPERTY LEASES.

                  A. Company does not hold any interest in real property used solely in the SoftDent Business (including, but not limited to, any interest as a fee owner or any interest as lessor, lessee, sublessor, sublessee, assignor, assignee or guarantor or other surety) except for the leasehold interests described on SCHEDULE 3.7 (the "SOFTDENT LEASES"), true and complete copies of which have been delivered to PracticeWorks, and such Schedule specifies in the case of each SoftDent Lease the name of the lessor, sublessor, lessee or sublessee thereunder, the lease term and the basic annual rental and other items paid or payable with respect thereto.

                  B. Company has valid, binding and enforceable leases and subleases with respect to the SoftDent Leases free and clear of all liens, claims and encumbrances of any kind, except that the enforceability of the SoftDent Leases may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance). Neither Company nor, to the Knowledge of Company, any other party to any such lease has breached any provision of, or is in default in any respect under, the terms of such lease, nor does there exist any event which with notice or the lapse of time or both would constitute a breach or cause a default in any respect under the terms of any such lease, except for any such breach, default or event as would not have a SoftDent Material Adverse Effect. Except as set forth on SCHEDULE 3.7 of the SoftDent Disclosure Schedule, the Contemplated Transactions do not require the consent of any lessor under, and will not result in the termination of any SoftDent Lease.

                  C. The copies of the SoftDent Leases heretofore provided by Ceramco to PracticeWorks are true, correct and complete copies of such leases. The SoftDent Leases have not been modified or amended since the commencement of the terms specified in the respective leases, except as disclosed in the copies made available to PracticeWorks.

                  D. To Company's Knowledge, the buildings, plants and structures used solely in the SoftDent Business are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants or structures is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants and structures used solely in the SoftDent Business are sufficient for the continued conduct of the SoftDent Business after the Closing in substantially the same manner as conducted prior to the Closing.

         3.8. ACCOUNTS RECEIVABLE. All accounts receivable of Ceramco that are reflected on the Most Recent Balance Sheet and all accounts receivable of Company relating to the SoftDent Business that will be reflected on the accounting records of Company as of the Closing Date (collectively, the "SOFTDENT ACCOUNTS RECEIVABLE") represent or will represent, in all material respects, valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the SoftDent Accounts Receivable are or will be as of the Closing Date collectible, in all material respects, net of the respective reserves shown on the Most Recent Balance Sheet.

                  SCHEDULE 3.8 of the SoftDent Disclosure Schedule contains a complete and accurate list of all SoftDent Accounts Receivable as of October 31, 2000, which list sets forth the aging of such SoftDent Accounts Receivable.

                  Except as expressly provided for in this Agreement, Ceramco will cause all indebtedness owed to SoftDent LLC by Ceramco to be paid in full prior to Closing.

         3.9. INVENTORY. All inventory included in the SoftDent Assets, whether or not reflected in the Financial Statements, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for immaterial amounts of obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Most Recent Balance Sheet or on the accounting records of Company as of the Closing Date, as the case may be. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the SoftDent Business.

         3.10.    NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE
3.10 of the SoftDent Disclosure Schedule, Company has no liability or obligation of any nature relating to the SoftDent Business in excess of $25,000 (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Most Recent Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date thereof.

         3.11. CUSTOMERS AND SUPPLIERS. SCHEDULE 3.11 sets forth an accurate list of all customers representing 5% or more of the revenues of the SoftDent Business in any of the periods covered by the Financial Statements. None of the suppliers of the SoftDent Business nor any of the customers listed in SCHEDULE
3.11 has canceled or otherwise terminated or, to the knowledge of Company has threatened in writing delivered to Company to cancel or otherwise terminate its relationship with Ceramco relating to the SoftDent Business.

         3.12.    TAXES.

                  3.12.1. Ceramco has not been a member of an Affiliated Group filing a consolidated federal income Tax Return other than a group the common parent of which is Dentsply. Dentsply, Ceramco and SoftDent LLC each have timely filed all Tax Returns required to be filed by them with respect to Ceramco and SoftDent LLC, including, without limitation, all federal, state and local Tax Returns, have not extended the time to file any Tax Returns that otherwise currently would be due, and have paid in full or made adequate provision by the establishment of reserves for all Taxes and other charges which have become due or which are attributable to the conduct of the SoftDent Business prior to Closing. All such Tax Returns were correct and complete in all material respects. Dentsply and Ceramco will continue to make adequate provision for all such Taxes and other charges for all periods through the Closing Date.

                  3.12.2. Neither Ceramco nor SoftDent LLC has any liability for Taxes of any person other than Ceramco or SoftDent LLC (i) under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local or foreign law); (ii) as a transferee or successor; (iii) by contract (including, without limitation, a tax sharing agreement) or (iv) otherwise. None of Dentsply, Ceramco or SoftDent LLC has any Knowledge of any tax deficiency proposed or threatened against Ceramco or SoftDent LLC or the Affiliated Group of which Dentsply is the common parent. There are no tax liens upon any property or assets of Ceramco and SoftDent LLC. No written claim has been made to Dentsply, Ceramco or SoftDent LLC by an authority in a jurisdiction where either the Affiliated Group of which Dentsply is the common parent, Ceramco or SoftDent LLC does not file a Tax Return that any of them is or may be subject to taxation by that jurisdiction.

                  3.12.3. Dentsply, Ceramco and SoftDent LLC have made all payments of estimated Taxes when due in amounts sufficient to avoid the imposition of any penalty with respect to Ceramco, SoftDent LLC or the Affiliated Group of which Dentsply is the common parent.

                  3.12.4. All Taxes and other assessments and levies which Dentsply, Ceramco or SoftDent LLC was required by law to withhold or to collect on behalf of Ceramco or SoftDent LLC or any of their employees, independent contractors, creditors, stockholders or other third parties have been duly withheld and collected, and have been paid over to the proper governmental entity.

                  3.12.5. The Tax Returns of Ceramco, SoftDent LLC or the Affiliated Group of which Dentsply is the common parent have not been audited by any tax authorities, nor are any such audits in process. There are no outstanding agreements or waivers extending the statute of limitations applicable to any Tax Returns of Ceramco, SoftDent LLC or the Affiliated Group of which Dentsply is the common parent for any period.


                  3.12.6. SCHEDULE 3.12.6 lists to the best of Company's Knowledge, all Tax Returns filed with any Governmental Body with respect to Dentsply, Ceramco or SoftDent LLC, as applicable, with respect to the SoftDent Business for taxable periods ended on or after March 18, 1998, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Ceramco has delivered to PracticeWorks correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Dentsply, Ceramco or SoftDent LLC, as applicable, with respect to the SoftDent Business, since March 18, 1998.


                  3.12.7. Neither Ceramco nor SoftDent LLC has filed a consent under IRC Section 341(f) concerning collapsible corporations. Neither Ceramco nor SoftDent LLC has made any payments, is not obligated to make any payments, or is party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible pursuant to IRC Sections 280G, 404 or 162(m). There is no contract, agreement, plan or arrangement to which Ceramco or SoftDent LLC is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to IRC Section 4999. Neither Ceramco nor SoftDent LLC is, nor has either been during the applicable period specified in IRC Section 897(c)(1)(A)(ii), a United States real property holding corporation within the meaning of IRC Section 897(c)(2). Dentsply, Ceramco and SoftDent LLC have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of IRC Section 6662. Neither Ceramco nor SoftDent LLC is a party or has any obligation under any Tax allocation, indemnity or sharing agreement.

         3.13. NO MATERIAL ADVERSE CHANGE. Since November 30, 2000, except as set forth on SCHEDULE 3.13 of the SoftDent Disclosure Schedule and except for execution and delivery of this Agreement, Company has conducted the SoftDent Business in the Ordinary Course of Business and there has not been with respect to the SoftDent Business:

                  (a)      any SoftDent Material Adverse Effect;

                  (b) any damage, destruction or loss (whether or not covered by insurance) affecting the SoftDent Assets or the SoftDent Business in excess of $25,000 in the aggregate of all such damage, destruction and losses;

                  (c) (i) any change in the authorized equity securities of SoftDent LLC or in its securities outstanding, (ii) any change in Ceramco's ownership interests in SoftDent LLC, (iii) any grant of any options, warrants, calls, conversion rights or commitments with respect to SoftDent LLC's equity securities, (iv) the declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) or payment in respect of equity securities of SoftDent LLC, (v) any direct or indirect purchase, redemption, retirement, or other acquisition by SoftDent LLC of any equity securities, (vi) the issuance of any security convertible into an equity security of SoftDent LLC, or (vii) any split, combination or reclassification of any of SoftDent LLC's equity securities;

                  (d) any issuance, delivery, sale, pledge or other encumbrance or proposal for any of the foregoing by SoftDent LLC with respect to, any equity securities or any securities convertible into equity securities, or subscriptions, rights, warrants or options to acquire any equity securities or any securities convertible into equity securities, or entry into other agreements or commitments of any character obligating SoftDent LLC to issue any such equity securities or convertible securities;

                  (e) any increase in the compensation or fringe benefits payable or to become payable by Company to any of its officers, directors, or employees who are solely engaged in the SoftDent Business or any independent contractors, other than Dealers engaged on behalf of the SoftDent Business (collectively, "SOFTDENT PERSONNEL"), except for ordinary and customary bonuses and salary increases for employees in accordance with past practice or any payment by Company of any bonus to any SoftDent Personnel, except for bonuses made to any such SoftDent Personnel consistent with past practice, or any granting by Company of any increase in severance or termination pay to any SoftDent Personnel or any entry by Company and any SoftDent Personnel into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the SoftDent Business of the nature contemplated hereby;

                  (f) any work interruptions, labor grievances or claims filed that are likely to have a SoftDent Material Adverse Effect;

                  (g) any loan to, or any other transaction with, or any bonuses paid in excess of an aggregate of $25,000 to, any Related Person of Company, and, in any event, any such transaction was on fair and reasonable terms no less favorable to Company than would be obtained in a comparable arm's length transaction with a person which is not such a Related Person;

                  (h)      any collective bargaining agreement;

                  (i) any adoption, amendment, modification, or termination of any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any SoftDent Personnel (or taken any such action with respect to any other Plan);

                  (j) any licensing or other agreement by Company with regard to the acquisition or disposition of any Intellectual Property Rights relating to the SoftDent Business other than in the Ordinary Course of Business;

                  (k) any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of the SoftDent Business to any person, including, without limitation, Dentsply and its Affiliates, other than in the Ordinary Course of Business;

                  (l) any material change by Company in its accounting methods, principles or practices in connection with the SoftDent Business, except as required by concurrent changes in GAAP;

                  (m) any revaluation by Company of any of the SoftDent Assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the Ordinary Course of Business;

                  (n) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to Company relating to the SoftDent Business other than settlement of SoftDent Accounts Receivable made in the Ordinary Course of Business;

                  (o) any increase, creation, assumption, prepayment or guaranty of any indebtedness of Company relating solely to the SoftDent Business, other than accounts payable incurred in the Ordinary Course of Business, or any extension or modification of any existing indebtedness;

                  (p) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any property, rights, assets, corporation, partnership, association or other business organization or division thereof, or enter into any joint ventures, strategic partnerships or alliances outside of the Ordinary Course of Business;

                  (q) any of the SoftDent Assets made subject to any Encumbrance;

                  (r) any change made or authorized in the Organizational Documents of SoftDent LLC;

                  (s) any adverse change or any threat of any adverse change in Company relations with, or any loss or threat of loss of, any of its major customers, brokers or partners (except Dealers);

                  (t) any change in any banking or safe deposit arrangements;

                  (u) any capital expenditures by Company relating to the SoftDent Business except in the Ordinary Course of Business and not exceeding $25,000 in the aggregate of all such capital expenditures;

                  (v) any repeated, recurring or prolonged shortage, cessation or interruption of communications, customer access, supplies or utility services;

                  (w) any breach, amendment, acceleration, modification, cancellation or termination, by Company or, to the Knowledge of Company, any other party thereto, of any agreement, contract, lease, or license relating solely to the SoftDent Business to which Company is a party or by which it is bound nor has Company modified, canceled or waived or settled any debts or claims held by it or waived or settled any rights or claims, whether or not in the Ordinary Course of Business which is likely to have a SoftDent Material Adverse Effect;

                  (x) any transaction by Company outside the Ordinary Course of Business; or

                  (y)      any agreement to do any of the foregoing.

         3.14.    EMPLOYEE BENEFITS MATTERS.

                  3.14.1. SCHEDULE 3.14.1 lists each Pension Plan, each Welfare Plan, and each Benefit Plan sponsored or maintained by or on behalf of, or to which contributions are or were made by Dentsply, Ceramco, SoftDent LLC and/or any of their ERISA Affiliates within the last seven (7) years that provide or provided benefits, compensation or other remuneration to, or for the benefit of, current or former employees of Dentsply and/or any subsidiary or any other individual who provides services to Dentsply and/or any subsidiary (including, but not limited to, any shareholder, officer, director, employee or consultant), or any spouse, child or other dependent of such current or former employee or other individual (collectively, the "DENTSPLY PLANS"). Only current employees of Dentsply and its subsidiaries participate in the Dentsply Plans, except as required by I.R.C. ss.4980B and/or ERISA ss.ss.601-609. Copies of all Dentsply Plans and, to the extent applicable, all related trust agreements, actuarial reports, and valuations for the most recent three (3) years, all summary plan descriptions, prospectuses, Annual Report Form 5500's or similar forms (and attachments thereto) for the most recent three (3) years, all IRS or U.S. Department of Labor determination letters, and any related documents requested by InfoCure or PracticeWorks, including all amendments, modifications and supplements thereto, all material employee and/or participant communications relating to each of the Dentsply Plans, and all insurance contracts, administrative services agreements or contracts, have been delivered to InfoCure, and all of the same are true, correct and complete.

                  3.14.2. With respect to each Dentsply Plan to the extent applicable:

                           A.       No litigation or administrative or other
proceeding or investigation is pending or threatened involving such Plan or any administrator, fiduciary, employee, contributing employer, contractor or agent of such Plan.

                           B.       To the Knowledge of Dentsply, Ceramco and/or
SoftDent LLC, such Plan has been administered and operated in substantial compliance with, and has been amended to comply with, all applicable laws, rules, and regulations for which amendments were required to have been adopted as of the date of this Agreement, including, without limitation, ERISA, the IRC, and the regulations issued under ERISA and the IRC.

                           C.       Dentsply and each of its ERISA Affiliates
has made and as of the Closing Date will have made or accrued, all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such Plan or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing Date, such amounts to be determined using the ongoing actuarial and funding assumptions of the Plan if applicable.

                           D.       On the Closing Date each such Plan that is a
Pension Plan will be fully funded in an amount sufficient to pay all liabilities (whether or not vested) accrued as of the Closing Date or adequate reserves will be set up on Dentsply's books and records therefore.

                           E.       Each such Plan has been administered and
operated only in the ordinary and usual course and in accordance with its terms, and there has not been in the four (4) years prior hereto any increase in the liabilities of such Plan beyond increases typically experienced by employers similar to Dentsply.

                           F.       No such Plan is a multi-employer plan (as
defined in ERISAss.3(37) or ss.4001(a)(3)), is not a single-employer plan (as defined in ERISA ss.4001(a)(15)), or a defined benefit plan (as defined in ERISA ss.3(35).

                           G.       To the Knowledge of Dentsply, Ceramco and/or
SoftDent LLC, no Person has engaged in any "prohibited transaction" (as defined in ERISA ss.406 or Code ss.503(b) or ss.4975) with respect to such Plan on or prior to the Closing Date, and no Person who would be a fiduciary with respect to such Plan has breached any of his responsibilities or obligations imposed upon fiduciaries under Title I of ERISA which would subject Ceramco, SoftDent LLC or any ERISA Affiliate, or any Person whom Ceramco or SoftDent LLC has an obligation to indemnify, to any material liability.

                           H.       Such Plan contains provisions which allow
benefits under the Plan to be discontinued at any time and for any reason, and which allow the Plan to be terminated (or SoftDent LLC's participation in the Plan to be terminated) by Ceramco and/or SoftDent LLC at any time and for any reason, and, if such Plan were terminated (or SoftDent LLC's participation in such Plan were terminated) on or prior to the Closing Date, no additional liability would be incurred by Ceramco or SoftDent LLC by such action.

                           I.       All material communications to participants
and beneficiaries with respect to each such Plan by Dentsply, Ceramco and/or SoftDent LLC on or prior to the Closing Date have reflected accurately the documents and operations of such Plan, and neither Ceramco nor SoftDent LLC has, as of the Closing Date, any liability under any applicable law by reason of all material communications or failure to communicate with respect to or in connection with such Plan.

                           J.       No such Plan provides benefits to any
retiree or other former employee, or any other Person who is not performing services for Ceramco, except as required by I.R.C.ss.4980B and/or ERISA ss.ss.601-609.

                           K.       No liability to the Pension Benefit Guaranty
Corporation ("PBGC") has been incurred or will be incurred as of the Closing Date by Dentsply, Ceramco, SoftDent LLC or any ERISA Affiliate.

                           L.       Neither Dentsply, Ceramco, SoftDent LLC nor
any of their ERISA Affiliates have ceased operations at any facility or withdrawn from any Pension Plan in a manner which could subject Ceramco, SoftDent LLC or any ERISA Affiliate to liability under ERISA ss.ss.4062, 4063 or 4064, and no events have occurred or will occur on or prior to the Closing Date which might give rise to any liability of Ceramco, SoftDent LLC or any ERISA Affiliate to the PBGC under Title IV of ERISA or which could reasonably be anticipated to result in any claims being made against Ceramco, SoftDent LLC or ERISA Affiliate by the PBGC.

                           M.       No entitlement to any benefit (including,
but not limited to, severance pay, unemployment compensation or payment contingent upon a change in control or ownership of SoftDent LLC) from any such Plan shall arise, and no acceleration or increase in benefits due any Person shall occur, by reason of the consummation of the transactions contemplated by this Agreement.

                           N.       Neither the execution and delivery of this
Agreement nor the consummation of the Contemplated Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director or employee of Company under any Employee Plan or otherwise, (ii) increase any benefits otherwise payable under any Employee Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Company is neither a party to nor obligated under any agreement, plan, contract or other arrangements that will result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 28OG of the Code.

                  3.14.3. There exists no Pension Plan, Welfare Plan or Benefit Plan of any ERISA Affiliate (such affiliation being determined immediately prior to the Closing Date, and not thereafter) of Dentsply, Ceramco or SoftDent LLC which could possibly result in any liability (under any applicable law) being imposed upon SoftDent LLC after the Closing Date.

                  3.14.4. The participants and beneficiary records with respect to each Plan providing benefits to employees or other Persons performing services for Company and their spouses, dependents, etc., are in the custody of Company (or an agent of Company who must, upon demand, provide such records to Company), and such records accurately state the history of each participant and beneficiary in connection with each such Plan and accurately state the benefits earned by and/or owed to each such participant and beneficiary.

                  3.14.5. Neither Company, nor any of its ERISA Affiliates, nor any of their agents, employees servants, independent contractors, attorneys, representatives, actuaries, accountants, officers, or directors, has, prior to the Closing, materially violated any of the health continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Women's Health and Cancer Rights Act, as amended, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, as amended, the requirements of Title VII of the Civil Rights Act of 1964 and/or the Civil Rights Act of 1991 and/or 42 U.S.C. ss.1981, all as amended, the requirements of the Age Discrimination in Employment Act of 1967, the Age Discrimination Claims Assistance Act of 1988, and the Older Workers' Benefit Protection Act, all as amended, the requirements of the Americans with Disabilities Act, as amended, the requirements of ERISA, or any similar provisions of state law applicable to employees of Company which could result in liability for SoftDent LLC. None of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and Company has not represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute.

                  3.14.6. Company: (i) is in material compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, immigration, and wages and hours, in each case, with respect to current and former employees, consultants and directors; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to current and former employees, consultants and directors; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for current and former employees, consultants and directors (other than routine payments to be made in the normal course of business and consistent with past practice). Except as disclosed on SCHEDULE 3.14 of the SoftDent Disclosure Schedule, there are no pending, threatened or reasonably anticipated claims or actions against Company under any worker's compensation policy or long-term disability policy in connection with the SoftDent Business.

         3.15.    COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
                  AUTHORIZATIONS.

                  A. To its Knowledge, Company is, and at all times since March 18, 1998 has been, in compliance with each material Legal Requirement that is or was applicable to the conduct or operation of the SoftDent Business or the ownership or use of any of the SoftDent Assets, except for any noncompliance as would not have a SoftDent Material Adverse Effect. To the Company's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) (i) is likely to constitute or result in a violation by Company of, or a failure on the part of Company to comply with, any material Legal Requirement or (ii) is likely to give rise to any obligation on the part of Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature pursuant to a material Legal Requirement. Company has not received, at any time since March 18, 1998, any written notice or other written communication from any Governmental Body or any other Person regarding (i) any actual, alleged, or Threatened violation of, or failure to comply with, any material Legal Requirement or (ii) any actual, alleged, or threatened obligation on the part of Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature, in each case relating to the SoftDent Business.

                  B. Company does not hold any Governmental Authorizations in connection with the SoftDent Business, and, to the Knowledge of Company, no Governmental Authorization is necessary to conduct the SoftDent Business.

                  C. The execution, delivery and performance by Dentsply, Ceramco and SoftDent LLC of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, official or authority other than compliance with any applicable requirements of the HSR Act.

                  D. Company is not required to comply with Legal Requirements governing franchises or related to any business opportunity statute to conduct or operate the SoftDent Business or to enter into or perform under the Dealer Agreements.

         3.16.    LEGAL PROCEEDINGS; ORDERS.

                  A. Except as set forth in SCHEDULE 3.16 of the SoftDent Disclosure Schedule, there is no pending Proceeding:

                           (i)      That has been commenced by or against
Company that, to its Knowledge, is likely to have a SoftDent Material Adverse Effect; or

                           (ii)     That challenges, or is likely to have the
effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions; or

                           (iii)    That, to the Knowledge of Company, has been
commenced by or against any of the officers of Company (but only in their capacity as such).

                  B. Except as set forth in SCHEDULE 3.16 of the SoftDent Disclosure Schedule, to the Knowledge of Company, no such Proceeding has been Threatened. Ceramco has delivered to PracticeWorks copies of all pleadings and material correspondence, and other material documents relating to each Proceeding listed in SCHEDULE 3.16 of the SoftDent Disclosure Schedule.

                  C. Except as set forth in SCHEDULE 3.16 of the SoftDent Disclosure Schedule:

                           (i)      There is no Order to which Company or any of
the SoftDent Assets, are subject;

                           (ii)     To its Knowledge, Company is not subject to
any Order that relates to the SoftDent Business or any of the SoftDent Assets;
and

                           (iii)    To the Knowledge of Company, no officer,
director, agent, or employee of Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the SoftDent Business.

                  D. Except as set forth in SCHEDULE 3.16 of the SoftDent Disclosure Schedule:

                           (i)      Company is, and at all times since December
31, 1998, each has been, in compliance with all of the terms and requirements of each Order (if any) relating to the SoftDent Business to which Company, or any SoftDent Assets, is or has been subject, except for any noncompliance as would not have a SoftDent Material Adverse Effect;

                           (ii)     To the Knowledge of the Company, no event
has occurred or circumstance exists that is likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order relating to the SoftDent Business to which Company or any SoftDent Assets is subject, except for any violation or noncompliance as would not have a SoftDent Material Adverse Effect; and

                           (iii)    Company has not received, at any time since
December 31, 1998, any written notice or other written communication from any Governmental Body or any other Person regarding any actual, alleged, or threatened violation of, or failure to comply with, any term or requirement of any Order relating to the SoftDent Business to which Company or any SoftDent Assets, is or has been subject.

         3.17.    CONTRACTS; NO DEFAULTS.

                  A. SCHEDULE 3.17(A) of the SoftDent Disclosure Schedule contains a complete and accurate list, and Ceramco has delivered (other than agreements on standard forms, the forms of which have been provided pursuant to this Agreement) to PracticeWorks true and complete copies, of:

                           (i)      Each Applicable SoftDent Contract that
involves performance of services or delivery of goods or materials by Company of an amount or value annually in excess of $25,000;

                           (ii)     Each Applicable SoftDent Contract that
involves performance of services or delivery of goods or materials to Company of an amount or value annually in excess of $25,000;

                           (iii)    Each Applicable SoftDent Contract that was
not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Company annually in excess of $25,000;

                           (iv)     Each lease, rental or occupancy agreement,
license, installment and conditional sale agreement, and other Applicable SoftDent Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments annually of less than $25,000 and with terms of less than one (1) year);

                           (v)      Each employment or consulting agreement,
contract or commitment with any officer or director or senior management employee Company engaged solely in the SoftDent Business;

                           (vi)     Each joint venture, partnership, and other
similar Applicable SoftDent Contract involving a sharing of profits, losses, costs, or liabilities by Company with any other Person;

                           (vii)    Each Applicable SoftDent Contract that is a
joint marketing or development agreement under which Company has continuing obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any Applicable SoftDent Contract pursuant to which Company has continuing obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company and which may not be canceled without penalty upon notice of ninety (90) days or less;

                           (viii)   Each Applicable SoftDent Contract currently
in force to provide source code to any third party for any product or technology that is material to the SoftDent Business;

                           (ix)     Each mortgage, indenture, guarantee, loan or
credit agreement, security agreement or other agreement or instrument relating to the borrowing of money or extension of credit or granting any Encumbrance on any SoftDent Assets;

                           (x)      Each settlement agreement relating to the
SoftDent Business entered into within two (2) years prior to the date of this Agreement;

                           (xi)     Each Applicable SoftDent Contract containing
covenants that in any way purport to restrict the business activity of Company or limit the freedom of Company to engage in the SoftDent Business or to compete with any Person in the SoftDent Business;

                           (xii)    Each Applicable SoftDent Contract with any
stockholder of Ceramco or any of such stockholder's Affiliates (other than SoftDent LLC);

                           (xiii)   Each Applicable SoftDent Contract under
which Company has advanced or loaned any amount to any SoftDent Personnel (other than advances of expenses in the Ordinary Course of Business);

                           (xiv)    Each advertising services, e-commerce or
other Applicable SoftDent Contract involving the promotion of products and services of third parties by Company;

                           (xv)     Each Applicable SoftDent Contract pursuant
to which Company is obligated to provide maintenance, support or training for its services or products;

                           (xvi)    Each power of attorney relating to the
SoftDent Business that is currently effective and outstanding;

                           (xvii)   To Company's Knowledge, each Applicable
SoftDent Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Company to be responsible for consequential damages;

                           (xvii)   Each written warranty, guaranty, and or
other similar undertaking with respect to contractual performance extended by Company relating to the SoftDent Business other than in the Ordinary Course of Business; and

                           (xix)    Each written amendment, supplement, and
modification in respect of any of the foregoing.

                  B. Except as set forth in SCHEDULE 3.17(B) of the SoftDent Disclosure Schedule, to Company's Knowledge, no officer, director, agent or employee of Company is bound by any Contract that purports to limit the ability of such officer, director, agent or employee to (1) engage in or continue any conduct, activity, or practice relating to the SoftDent Business or
(2) assign to Company or to any other Person any rights to any invention, improvement, or discovery.

                  C. To Company's Knowledge, each Contract identified or required to be identified in SCHEDULE 3.17(A) of the SoftDent Disclosure
Schedule is in full force and effect and is valid and enforceable in accordance with its terms, except to the extent that enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance).

                  D. Except as set forth in SCHEDULE 3.17(D) of the SoftDent Disclosure Schedule:

                           (i)      Company is, and at all times since March 18,
1998, has been, in full compliance with all material terms and requirements of each Applicable SoftDent Contract under which Company has or had any obligation or liability or by which Company or any of the SoftDent Assets is or was bound, except for any failure to comply as would not have a SoftDent Material Adverse Effect;

                           (ii)     To Company's Knowledge, no event has
occurred or circumstance exists that (with or without notice or lapse of time) is likely to contravene, conflict with, or result in a violation or breach of, or give Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable SoftDent Contract, except for any of the foregoing as would not have a SoftDent Material Adverse Effect; and

                           (iii)    Company has not given to or received from
any other Person, at any time since March 18, 1998, any written notice or other written communication regarding any material actual, alleged or threatened violation or breach of, or default under, any Applicable SoftDent Contract.

         3.18. INSURANCE. SCHEDULE 3.18 of the SoftDent Disclosure Schedule contains a complete and accurate list of all insurance policies carried by Dentsply or Ceramco relating to the SoftDent Business or the SoftDent Assets. All premiums payable under all such policies have been paid, and Dentsply or Ceramco, as the case may be, is in compliance with the terms of such policies, except to the extent that any noncompliance would not have a SoftDent Material Adverse Effect. Such policies of insurance are of the type and in amounts customarily carried by persons having business similar to the SoftDent Business. There have been no Threatened terminations of, or material premium increases with respect to, any of such policies.

         3.19. ENVIRONMENTAL MATTERS. Company has complied with and is in compliance with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it, to the SoftDent Business or to the SoftDent Assets relating to the protection of the environment (collectively, "ENVIRONMENTAL LAWS") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes, Hazardous Materials and Hazardous Substances (as such terms are defined in any applicable Environmental Law), except to the extent that noncompliance with any Environmental Laws, either singly or in the aggregate, does not and would not (i) have a SoftDent Material Adverse Effect or
(ii)
necessitate a material expenditure by or on behalf of SoftDent LLC. Company has obtained and complied with all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes, Hazardous Materials and Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by Company, where Hazardous Wastes, Hazardous Materials or Hazardous Substances have been treated, stored, disposed of or otherwise handled except where the failure to so comply or report would not have a SoftDent Material Adverse Effect. There have been no "releases" or threats of "releases" (as defined in any Environmental Laws) at, from, in or on any property owned or operated by Company except as permitted by Environmental Laws and except for such instances that would not have a SoftDent Material Adverse Effect. There is no on-site or off-site location to which Company has transported or disposed of Hazardous Wastes, Hazardous Materials and Hazardous Substances or arranged for the transportation or disposal of Hazardous Wastes, Hazardous Materials and Hazardous Substances that is the subject of any federal, state, local or foreign enforcement action or any other investigation that could reasonably be expected to lead to any claim against either SoftDent LLC or PracticeWorks for any clean-up cost, remedial work, damage to natural resources or personal injury (other than claims that would not have a SoftDent Material Adverse Effect) including, but not limited to, any claim under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) the Resource Conservation and Recovery Act, (iii) the Hazardous Materials Transportation Act, or (iv) comparable state and local statutes and regulations.

         3.20.    EMPLOYEES.

                  A. SCHEDULE 3.20 of the SoftDent Disclosure Schedule contains a complete and accurate list of the following information for each employee of Company engaged solely in the SoftDent Business, including each employee on leave of absence or layoff status: employee; name; job title; current compensation; vacation accrued (as of November 30, 2000); and date of hire for purposes of benefit accrual, vesting and eligibility to participate (where applicable) under the Pension Plans, Welfare Plans and Benefit Plans. Except as set forth on SCHEDULE 3.20, each such employee has entered into a form "Non-Disclosure Agreement" substantially in the form attached to SCHEDULE 3.20 and each such employee executed his or her non-disclosure agreement prior to or on the first day of said employee's employment with Company, as a condition of employment with Company.

                  B. To the Knowledge of Company, no employee of Company engaged solely in the SoftDent Business is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person that adversely affects or will affect (i) the performance of his or her duties as an employee of Company or (ii) the ability of Company to conduct the SoftDent Business.

         3.21. LABOR RELATIONS; COMPLIANCE. Company has not been nor is it a party to any collective bargaining or other organized labor Contract relating to the SoftDent Business. Since March 18, 1998, there has not been, and there is not presently pending or existing, and to Company's Knowledge there is not
Threatened:

                  A. Any strike, slowdown, picketing, work stoppage or employee grievance process;

                  B. Any Proceeding against or affecting Company in connection with the SoftDent Business relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental

Body, organizational activity, or other labor or employment dispute against or affecting the SoftDent Business or any premises on which the SoftDent Business is conducted; or

                  C. Any application for certification of a collective bargaining agent.

                  D. There is no lockout of any employees by Company, and no such action is contemplated by Company. To the Knowledge of Company, it has complied with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing in connection with the SoftDent Business, except for any noncompliance as would not have a SoftDent Material Adverse Effect.

         3.22.    INTELLECTUAL PROPERTY RIGHTS OF CERAMCO.

                  A. Definitions. As used in this Section 3.22 and in addition to any other terms defined herein, the term "APPLICABLE SOFTDENT INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by or licensed to Company that relates solely to the SoftDent Business. SCHEDULE 3.22(A) sets forth a complete and accurate list of all Applicable SoftDent Intellectual Property.


                  B. Ownership. Company owns, or is licensed or otherwise possesses legally and sufficient enforceable rights to use all of the Applicable SoftDent Intellectual Property free and clear of all Encumbrances or other rights or agreements that may interfere with Company's use thereof in its business as currently conducted. Without limiting the foregoing: (i) Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the SoftDent Business; (ii) Company owns exclusively, or has a license or otherwise possesses legally and sufficient enforceable rights to use, and has good title to, all copyrighted works that are Applicable SoftDent Intellectual Property; and (iii) to the extent that any Patents would be infringed by any Applicable SoftDent Intellectual Property Company is the exclusive owner of, or has a license or otherwise possesses legally and sufficient enforceable rights to use, such Patents. Ceramco has all rights necessary to transfer to SoftDent LLC Ceramco's full right, title and interest to the Applicable SoftDent Intellectual Property. The Applicable SoftDent Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the SoftDent Business as it currently is conducted or is reasonably contemplated to be conducted. No proceeding is pending or threatened against Company and/or its officers, employees or consultants to the effect that any Intellectual Property Right of Company in and to the Applicable SoftDent Intellectual Property is invalid or unenforceable by Company. Company has not received notice from any third party that the operation of the SoftDent Business infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.


                  C. Registered Intellectual Property Rights. SCHEDULE 3.22(C) sets forth a complete and accurate list (by name, number, jurisdictions and owner) all patents and patent applications; all registered and unregistered Marks; all registered and, if material, unregistered copyrights and mask works; and any other issuances, filings, certifications, registrations and applications related to any other Intellectual Property Rights owned by Company regarding the Applicable SoftDent Intellectual Property (collectively, "SOFTDENT REGISTERED INTELLECTUAL PROPERTY"). SCHEDULE 3.22(C) lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) related to any of Applicable SoftDent Intellectual Property.

                  D. License Received. Except for customary shrink-wrap licenses for commercial software, all Licenses Received by Company that relate solely to the SoftDent Business are listed in SCHEDULE 3.22(D) ("SOFTDENT LICENSES RECEIVED"). All SoftDent Licenses Received are in full force and effect and, except where such defaults will not have a SoftDent Material Adverse Effect, Company is in compliance with the terms and requirements of such Licenses and, to the Knowledge of Company, there is no default by any party thereto. True and complete copies of the SoftDent Licenses Received, and any amendments thereto, have been provided to PracticeWorks. Following the SoftDent Asset Transfer, SoftDent LLC will be permitted to exercise all of Ceramco's rights under the SoftDent Licenses Received to the same extent Ceramco would have been able to had the Contemplated Transactions not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Ceramco would otherwise be required to pay. Neither this Agreement nor the Contemplated Transactions, including the assignment to SoftDent LLC of any contracts or agreements to which Ceramco is a party, will result in (i) Company's granting to any third party any right to or with respect to any Intellectual Property Right owned by, or licensed to, Company, or (ii) Company's being bound by, or subject to, any non-compete or other restriction on the operation or scope of the SoftDent Business.


                  E. License Granted. All Licenses Granted by Company in the Applicable SoftDent Intellectual Property are listed in SCHEDULE 3.22(E) ("SOFTDENT LICENSES GRANTED"). All SoftDent Licenses Granted are in full force and effect, and, except where such defaults will not have a SoftDent Material Adverse Effect, Company is in compliance with the terms and requirements of such SoftDent Licenses Granted and, to the Knowledge of Company, there is no default by any party thereto. True and complete copies of the SoftDent Licenses Granted, and any amendments thereto, have been provided or made available to PracticeWorks. (i) Company has not granted any rights or interests in all source code developed by it, and (ii) since Company developed the source code, it has neither provided, licensed nor disclosed the source code of the products to any person or entity that is not an employee of the Company, except with appropriate protections as to the confidentiality thereof.



                  F. Protective Agreements. Company has taken commercially reasonable security measures (including, without limitation, entering into appropriate work product, confidentiality and nondisclosure agreements with officers, directors, employees and consultants of Company and other persons with access to the Applicable SoftDent Intellectual Property, to protect the confidentiality and ownership of all Applicable SoftDent Intellectual Property, including all source code developed by Company. To Company's Knowledge, there has not been any breach by any party to any such work product, confidentiality or non-disclosure agreement. All persons who have contributed to or participated in the conception and development of the Applicable SoftDent Intellectual Property on behalf of Company have been full-time employees of Company hired to prepare such works within the scope of employment or have signed appropriate work product agreements assigning all Intellectual Property Rights in the Applicable SoftDent Intellectual Property to Company.

                  G. Absence of Claims. No claims have been asserted by any person or entity to rights in any of the Applicable SoftDent Intellectual Property. To the Knowledge of Company, the use of the Applicable SoftDent Intellectual Property by Company and its licensees has not and does not infringe on the Intellectual Property Rights of any third party. No claim has been asserted by any person to the effect that any current or former employee of Company has violated the provisions of any work product or nondisclosure agreement with such person, or has disclosed any proprietary information of such person to Company or any third party. The consummation of the Contemplated Transactions will neither violate nor result in the breach, modification, cancellation, termination or suspension of any contracts, licenses and agreements related to the Applicable SoftDent Intellectual Property or cause the forfeiture, modification or termination or give right of forfeiture, modification or termination of any Applicable SoftDent Intellectual Property or in any way impair the right of Company to use, sell, license or dispose of or to bring any action for the infringement of any Applicable SoftDent Intellectual Property or portion thereof.

                  H. Adequacy of Software Documentation. The Software contained in the Applicable SoftDent Intellectual Property includes the user documentation and other materials that may be reasonably necessary to render such materials understandable and usable by a trained computer operator. The Software also includes any source code, programs (including compilers), workbenches, tools, and higher level language used by Ceramco for the development, maintenance and implementation of the Software.

                  I.       Year 2000 Compliance. Other than as set forth on
SCHEDULE 3.22(I) of the SoftDent Disclosure Schedule, Company has not received any written notice or other written communication from any Person regarding any actual, alleged, or Threatened claim that any of the Applicable SoftDent Intellectual Property (i) will not record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, or will not calculate information dependent on or relating to such dates in the same manner, or with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT"),
(ii) lost functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, or (iii) is interoperable with other products that may reasonably deliver records to such Person's products or receive records from such Person's products, or interact with such Person's products. All of Company's Information Technology (as defined below) is Year 2000 Compliant, and has not caused an interruption in the ongoing operations of the SoftDent Business on or after January 1, 2000. For purposes of the foregoing, the term "INFORMATION TECHNOLOGY" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by Company relating to the SoftDent Business, or purchased by Company from third-party suppliers.

         3.23 CERTAIN PAYMENTS. Since December 31, 1998, neither Company nor, to Company's Knowledge, any director, officer or agent of Company or any other Person associated with or acting for or on behalf of Company, has directly or indirectly on behalf of Company, in connection with the SoftDent Business:

                  A. Made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business; (ii) to pay for favorable treatment for business secured; (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Company or any Affiliate of Company or (iv) in violation of any Legal Requirement.

                  B. Established or maintained any fund or asset that has not been recorded in the books and records of Company, except for funds or assets of a de minimis and non-material nature.

         3.24. DISCLOSURE. To the Knowledge of Dentsply, Ceramco and SoftDent LLC, no representation or warranty of Dentsply, Ceramco or SoftDent LLC in this Agreement and no statement in the SoftDent Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         3.25. POTENTIAL CONFLICTS OF INTEREST. To the Knowledge of Company, no officer, director or shareholder of Company:

                  A. Owns or holds, directly or indirectly, any interests in or is an officer, director, employee or consultant of, any business, entity or organization which is (or is engaged in business as) a competitor, supplier or customer of the SoftDent Business (except stock holdings of less than one percent (1%) held for investment purposes in securities of publicly held and traded companies);

                  B. Owns or holds, directly or indirectly, in whole or in part, any property or rights (tangible or intangible) that Company uses in the conduct of the SoftDent Business; or

                  C. Owns or holds (directly or indirectly) any debt or other obligation of SoftDent LLC, is owed any distributions by SoftDent LLC, or owes any amount to SoftDent LLC.

         3.26. BROKERS OR FINDERS. Neither Dentsply, Ceramco nor SoftDent LLC, nor any of their respective officers and agents, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement, and Dentsply and Ceramco will indemnify and hold InfoCure, PracticeWorks and SoftDent LLC harmless from any such payment alleged to be due by or through Dentsply, Ceramco or SoftDent LLC as a result of the action of Dentsply, Ceramco, SoftDent or any of their respective officers or agents.

         3.27 INVESTMENT INTENT. Ceramco is acquiring the PracticeWorks Preferred Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Ceramco acknowledges that the PracticeWorks Preferred Shares have not been registered, and represents and warrants that Ceramco is an "accredited investor" as such term is defined in rule 501 of Regulation D under the Security Act.

         3.28.    DEALER CONTRACTS; NO DEFAULTS.

                  A. SCHEDULE 3.28(A) of the SoftDent Disclosure Schedule contains a complete and accurate list, and Ceramco has delivered to PracticeWorks true and complete copies, of all contracts, agreements, licenses, commitments or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Applicable SoftDent Intellectual Property by any independent salesperson, distributor, sublicensor, dealer, value-added reseller, original equipment manufacturer or other remarketer or sales organization.

                  B. Each Contract identified or required to be identified in SCHEDULE 3.28(A) of the SoftDent Disclosure Schedule (the "DEALER AGREEMENTS") is in full force and effect and is valid and enforceable in accordance with its terms, except that the enforceability of the Dealer Agreements may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance).


                  C. Company is, and at all times has been, in full compliance with all material terms and requirements of each Dealer Agreement under which such party has or had any obligation or liability or by which such party or any of the assets owned or used by such party is or was bound, except where such noncompliance would have a SoftDent Material Adverse Effect.



                  D.       To Company's Knowledge, or except as set forth in
Schedule 3.28(i), each material obligation or liability under any Dealer Agreement under which Company has or had any rights is, and at all times has been, enforced by Company and no action or inaction on the part of Company with regard to the Dealers or the Dealer Agreements has acted as a waiver of any rights of Company under the Dealer Agreements, except where such lack of enforcement, action or inaction would have a SoftDent Material Adverse Effect.


                  E.       To Company's Knowledge, or except as set forth in
Schedule 3.28(i), no event has occurred or circumstance exists that (with or without notice or lapse of time) is likely to contravene, conflict with, or result in a violation or breach of, or give Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Dealer Agreement.

                  F. SCHEDULE 3.28(F) of the SoftDent Disclosure Schedule contains true and complete copies of all correspondence that relates to the Dealer Agreements that may, in the reasonable judgment of PracticeWorks, be deemed to be amendments thereof or notices of default thereunder. Other than as disclosed on SCHEDULE 3.28(F) of the SoftDent Disclosure Schedule, neither Dentsply, Ceramco nor SoftDent LLC has received from any Person, at any time, any written notice or other written communication regarding any actual, alleged or threatened violation or breach of, or default under, any Dealer Agreement by Dentsply, Ceramco or SoftDent LLC.

                  G. To its Knowledge, Company has not received any notice or other communication (whether oral or written) from any Dealer regarding any claim, actual, alleged, or Threatened, that products of Dentsply or Ceramco, other than that sold by the SoftDent Business, should be offered or sold on an exclusive or non-exclusive basis by the Dealers.

                  H. There is no pending Proceeding against Company regarding a claim of right by any Dealer to sell products of Company, other than those relating to the SoftDent Business.

                  I. SCHEDULE 3.28(I) of the SoftDent Disclosure Schedule sets forth the actual sales quota of Dental Medical Association, all other Dealers that have Dealer Agreements and the National Sales Quota, as defined in the Dealer Agreements, currently in effect. SCHEDULE 3.28(I) also includes a true and accurate list of all Dealers that have not met their sales quota for then current term of their Dealer Agreement. To the Company's Knowledge, the National Sales Quota will not be met for fiscal 2000.

                  J. Company did not assume or accept assignment in whole or in part of any rights or obligations under (i) that certain Dealer Agreement (the "PSS/PSSI DEALER AGREEMENT"), dated as of January 1, 1993, between Professional Software Solutions, Inc. ("PSS") and Professional Software Solutions of Illinois, Inc. ("PSSI") in conjunction with Dentsply's and Ceramco's acquisition of the assets of the SoftDent Business pursuant to that certain Asset Purchase and Sale Agreement, dated March 17, 1998, by and between Dentsply and SoftDent, Inc., or (ii) that certain Agreement, dated as of August 18, 1995, by and between PSS and PSSI whereby PSS agreed that in the event of any sale of PSS, a merger, consolidation or other transfer of a substantial portion of PSS' business to a third party it would include the PSS/PSSI Dealer Agreement as a part of such transaction and cause the transferee to agree in writing to PSSI that such Dealer Agreement would be valid binding and enforceable against such transferee.

4.       REPRESENTATIONS AND WARRANTIES OF PRACTICEWORKS AND INFOCURE.

         As of the Effective Date hereof and as of the Closing Date, PracticeWorks and InfoCure hereby represents and warrants, severally, but not jointly, to each of Dentsply, Ceramco and SoftDent LLC as follows (subject to such exceptions as are specifically disclosed in writing in the PracticeWorks Disclosure Schedule attached hereto (which PracticeWorks Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 4):

         4.1. ORGANIZATION AND GOOD STANDING. PracticeWorks is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. InfoCure is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. PracticeWorks has previously furnished to Dentsply and Ceramco complete and correct copies of its Certificate of Incorporation and Bylaws as currently in effect.

         4.2.     AUTHORITY; NO CONFLICT.

                  A. This Agreement has been duly and validly authorized, executed and delivered by PracticeWorks and InfoCure, and, assuming the due authorization, execution and delivery hereof by Dentsply, Ceramco and SoftDent LLC, constitutes the legal, valid, and binding obligation of PracticeWorks and InfoCure, enforceable against PracticeWorks and InfoCure in accordance with its terms.

                  B. PracticeWorks and InfoCure have the absolute and unrestricted right, power (corporate or otherwise), authority, and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement. No additional corporate proceedings on the part of PracticeWorks or InfoCure are necessary to authorize the execution and delivery of this Agreement.

                  C. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i)      Contravene, conflict with, or result in a
violation of (1) any provision of the Organizational Documents of PracticeWorks or InfoCure in effect on the date hereof or (2) any resolution adopted by the board of directors or the stockholders of PracticeWorks or InfoCure in effect on the date hereof;

                           (ii)     Contravene, conflict with, or result in a
violation of any Legal Requirement or any Order to which PracticeWorks or InfoCure, or any of the PracticeWorks Assets, is subject;


                           (iii)    To the Knowledge of such parties
contravene,, conflict with, or result in a violation of any of the terms or requirements of any Governmental Authorization held by PracticeWorks or InfoCure;

                           (iv)     To the Knowledge of such parties
contravene,, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or


                           (v)      Result in the imposition or creation of any
material Encumbrance upon or with respect to any of the PracticeWorks Assets;

         except, in the cases of clauses (ii) through (v) for any such contravention, conflict, violation or liability as would not have a Material Adverse Effect.

                  D. Neither PracticeWorks nor InfoCure is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions other than compliance with any applicable requirements of the HSR Act.



         4.3. CAPITALIZATION. The authorized equity securities of PracticeWorks consist of 100,000,000 PracticeWorks Common Shares, of which 100 are issued and outstanding and are the only outstanding shares of capital stock, equity interests or securities of PracticeWorks, and
(ii) 20,000,000

PracticeWorks Preferred Shares, of which none are issued and outstanding. All of the outstanding equity securities of PracticeWorks have been, and when issued the PracticeWorks Preferred Shares will be, duly and validly authorized and validly issued and are and will be fully paid and nonassessable. Other than as set forth on SCHEDULE 4.3 of the PracticeWorks Disclosure Schedule, there are no outstanding options, warrants, rights, Contracts, arrangements or understandings to subscribe for, purchase or issue any capital stock of PracticeWorks or any security convertible into or exercisable or exchangeable for capital stock of PracticeWorks.

         4.4. INVESTMENT INTENT. PracticeWorks is acquiring the Membership Interests for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. PracticeWorks acknowledges that the Shares have not been registered, and represents and warrants that PracticeWorks is an "accredited investor" as such term is defined in rule 501 of Regulation D under the Security Act.

         4.5. CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against PracticeWorks and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To PracticeWorks' Knowledge, no such Proceeding has been Threatened.

         4.6. BROKERS OR FINDERS. Neither PracticeWorks nor InfoCure, nor any of their respective officers and agents, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement, and PracticeWorks and InfoCure will indemnify and hold Dentsply, Ceramco and SoftDent LLC harmless from any such payment alleged to be due by or through PracticeWorks or InfoCure as a result of the action of PracticeWorks, InfoCure, or any of their respective officers or agents.

         4.7. PRACTICEWORKS INFORMATION. PracticeWorks has delivered to Ceramco copies of the Form 10-12B, filed with the SEC on or about November 12, 2000, and all amendments thereto (the "FORM 10"). All of the information contained in the Form 10 is true, correct and complete in all material respects as of the date hereof and as of the respective dates of the information set forth therein, and the information contained in the Form 10, as of the date hereof and as of its respective dates, does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made. Notwithstanding the foregoing, assumptions and projections included in the Form 10 shall not be deemed to be statements of fact and PracticeWorks makes no representations with respect thereto, other than that such assumptions and projections were made or projected by PracticeWorks in good faith based on the information known to PracticeWorks as of the Effective Date and on the date of the Form 10.

         4.8. ACCOUNTS RECEIVABLE. All accounts receivable of PracticeWorks that are reflected in the From 10 and all accounts receivable of InfoCure relating to the PracticeWorks Business that will be reflected on the accounting records of PracticeWorks as of the Closing Date (collectively, the "PRACTICEWORKS ACCOUNTS RECEIVABLE") represent or will represent, in all material respects, valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the PracticeWorks Accounts Receivable are or will be as of the Closing Date collectible, in all material respects, net of the respective reserves shown in the Form 10.

         4.9.     CONTRACTS; NO DEFAULTS.

                  A. To PracticeWorks' Knowledge, each Contract identified or required to be identified in the Form 10 ("APPLICABLE PRACTICEWORKS CONTRACTS") is in full force and effect and is valid and enforceable in accordance with its terms, except to the extent that enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance).

                  B.       (i)      InfoCure, prior to the PracticeWorks Asset
Transfer, and PracticeWorks, after the PracticeWorks Asset Transfer, is in compliance with the terms and requirements of each Applicable PracticeWorks Contract under which InfoCure, prior to the PracticeWorks Asset Transfer, and PracticeWorks, after the PracticeWorks Asset Transfer, has any obligation or liability or by which InfoCure, prior to the PracticeWorks Asset Transfer, and PracticeWorks, after the PracticeWorks Asset Transfer, or any of the PracticeWorks Assets is bound, except for any failure to comply as would not have a PracticeWorks Material Adverse Effect;

                           (ii)     To PracticeWorks' Knowledge, no event has
occurred or circumstance exists that (with or without notice or lapse of time) is likely to contravene, conflict with, or result in a violation or breach of, or give PracticeWorks or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable PracticeWorks Contract, except for any of the foregoing as would not have a PracticeWorks Material Adverse Effect; and

                           (iii)    InfoCure, prior to the PracticeWorks Asset
Transfer, and PracticeWorks, after the PracticeWorks Asset Transfer, has not given to or received from any other Person, at any time since December 31, 1998, any written notice or other written communication regarding any material actual, alleged or threatened violation or breach of, or default under, any Applicable PracticeWorks Contract.

         4.10.    INTELLECTUAL PROPERTY RIGHTS OF PRACTICEWORKS.

                  A. Definitions. As used in this Section 4.10, the term "APPLICABLE PRACTICEWORKS INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by or licensed to InfoCure that relates solely to the PracticeWorks Business.

                  B. Ownership. InfoCure, prior to the PracticeWorks Asset Transfer, and PracticeWorks, after the PracticeWorks Asset Transfer, owns, or is licensed or otherwise possesses legally and sufficient enforceable rights to use all of the Applicable PracticeWorks Intellectual Property. InfoCure has all rights necessary to transfer to PracticeWorks InfoCure's full right, title and interest to the Applicable PracticeWorks Intellectual Property. The Applicable PracticeWorks Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the PracticeWorks Business as it currently is conducted or is reasonably contemplated to be conducted. No proceeding is pending or threatened against InfoCure, prior to the PracticeWorks Asset Transfer, and PracticeWorks, after the PracticeWorks Asset Transfer, to the effect that any Intellectual Property Right of InfoCure, prior to the PracticeWorks Asset Transfer, and PracticeWorks, after the PracticeWorks Asset Transfer, in and to the Applicable PracticeWorks Intellectual Property is invalid or unenforceable by InfoCure, prior to the PracticeWorks Asset Transfer, and PracticeWorks, after the PracticeWorks Asset Transfer. InfoCure, prior to the PracticeWorks Asset Transfer, and PracticeWorks, after the PracticeWorks Asset Transfer, has not received notice from any third party that the operation of the PracticeWorks Business infringes or misappropriates the Intellectual Property Rights of any third party.

                  C. License Received. All Licenses Received by InfoCure, prior to the PracticeWorks Asset Transfer, and PracticeWorks, after the PracticeWorks Asset Transfer, that relate solely to the PracticeWorks Business ("PRACTICEWORKS LICENSES RECEIVED") are in full force and effect, and, except where such defaults will not have a PracticeWorks Material Adverse Effect, InfoCure, prior to the PracticeWorks Asset Transfer, and PracticeWorks, after the PracticeWorks Asset Transfer, is in compliance with the terms and requirements of such Licenses and, to the Knowledge of PracticeWorks, there is no default by any party thereto. Following the Closing Date, PracticeWorks will be permitted to exercise all of InfoCure's rights under the PracticeWorks Licenses Received to the same extent InfoCure would have been able to had the Contemplated Transactions not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which InfoCure would otherwise be required to pay.

                  D. License Granted. All Licenses Granted by InfoCure, prior to the PracticeWorks Asset Transfer, and PracticeWorks, after the PracticeWorks Asset Transfer, in the Applicable PracticeWorks Intellectual Property ("PRACTICEWORKS LICENSES GRANTED") are in full force and effect, and, except where such defaults will not have a PracticeWorks Material Adverse Effect, InfoCure, prior to the PracticeWorks Asset Transfer, and PracticeWorks, after the PracticeWorks Asset Transfer, is in compliance with the terms and requirements of such PracticeWorks Licenses Granted and, to the Knowledge of PracticeWorks, there is no default by any party thereto.

                  E. Protective Agreements. InfoCure, prior to the PracticeWorks Asset Transfer, and PracticeWorks, after the PracticeWorks Asset Transfer, has taken commercially reasonable security measures (including, without limitation, entering into appropriate work product, confidentiality and nondisclosure agreements with officers, directors, employees and consultants of InfoCure, prior to the PracticeWorks Asset Transfer, and PracticeWorks, after the PracticeWorks Asset Transfer, and other persons with access to the Applicable PracticeWorks Intellectual Property), to protect the confidentiality and ownership of all Applicable PracticeWorks Intellectual Property, including all source code developed by InfoCure, prior to the PracticeWorks Asset Transfer, and PracticeWorks, after the PracticeWorks Asset Transfer. To PracticeWorks' Knowledge, there has not been any breach by any party to any such work product, confidentiality or non-disclosure agreement. All persons who have contributed to or participated in the conception and development of the Applicable PracticeWorks Intellectual Property on behalf of InfoCure, prior to the PracticeWorks Asset Transfer, or PracticeWorks, after the PracticeWorks Asset Transfer, have been full-time employees of InfoCure, prior to the PracticeWorks Asset Transfer, or PracticeWorks, after the PracticeWorks Asset Transfer, hired to prepare such works within the scope of employment or have signed appropriate work product agreements assigning all Intellectual Property Rights in the Applicable PracticeWorks Intellectual Property to InfoCure.

                  F. Absence of Claims. No claims have been asserted by any person or entity to rights in any of the Applicable PracticeWorks Intellectual Property. To the Knowledge of PracticeWorks, the use of the Applicable PracticeWorks Intellectual Property by InfoCure, prior to the PracticeWorks Asset Transfer, and PracticeWorks, after the PracticeWorks Asset Transfer, and its licensees has not and does not infringe on the Intellectual Property Rights of any third party. No claim has been asserted by any person to the effect that any current or former employee of InfoCure, prior to the PracticeWorks Asset Transfer, or PracticeWorks, after the PracticeWorks Asset Transfer, has violated the provisions of any work product or nondisclosure agreement with such person, or has disclosed any proprietary information of such person to InfoCure, prior to the PracticeWorks Asset Transfer, or PracticeWorks, after the PracticeWorks Asset Transfer, or any third party.

                  G. Adequacy of Software Documentation. The Software contained in the Applicable PracticeWorks Intellectual Property includes the user documentation and other materials that may be reasonably necessary to render such materials understandable and usable by a trained computer operator. The Software also includes any source code, programs (including compilers), workbenches, tools, and higher level language used by InfoCure, prior to the PracticeWorks Asset Transfer, and PracticeWorks, after the PracticeWorks Asset Transfer, for the development, maintenance and implementation of the Software.

         4.11. FINANCIAL STATEMENTS. Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Form 10 was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by the Securities Act) and each is true and correct as of the date prepared, and fairly presents the consolidated financial position of the PracticeWorks Business, PracticeWorks and their respective subsidiaries as the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

5.       ADDITIONAL COVENANTS


         5.1. SOFTDENT CONDUCT OF BUSINESS PRIOR TO THE CLOSING. From the Effective Date through the Closing Date, Dentsply, Ceramco and SoftDent LLC covenant and agree that Company shall conduct the SoftDent Business in the ordinary course consistent with past practice and shall use its best efforts to preserve intact (as it relates to the SoftDent Business) its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the Effective Date until the Closing Date, Company will not (i) issue any equity securities of SoftDent LLC or declare or make any payment on account of the purchase, redemption, retirement or acquisition of any Membership Interests, (ii) make any distributions to the SoftDent LLC members,
(iii) incur any indebtedness from borrowed money for the SoftDent Business except in the Ordinary Course of Business consistent with past practice, (iv) subject the SoftDent Assets to any additional Encumbrances, (v) adopt or propose any change in the Organizational Documents of SoftDent LLC, other than as required for the consummation of the Contemplated Transactions, (vi) merge or consolidate the SoftDent Business with any other Person, acquire for the SoftDent Business a material amount of assets of any other Person or make any additional capital expenditure as it relates to the SoftDent Business or acquire any additional fixed assets for the SoftDent Business, (vii) sell, lease, license or otherwise dispose of any material assets or property of the SoftDent Business except (1) pursuant to existing contracts or commitments of the SoftDent Business and (2) in the ordinary course consistent with past practice; provided, however, that in no event will Company sell, lease, license or otherwise dispose of any SoftDent Asset or Assets having a value greater than $50,000 singly or $100,000 in the aggregate without the prior written consent of PracticeWorks; and provided further, that nothing in this subparagraph (vii) shall prevent Company, as it relates to the SoftDent Business, from selling inventory or licensing the SoftDent Business software to Dealers and customers in the Ordinary Course of Business consistent with past practice, (viii) renew (whether by exercise of option or otherwise) or amend in any respect any Contract or any lease identified in the SoftDent Disclosure Schedule without the prior written consent of PracticeWorks, (xi) enter into any new Contract or Dealer Agreement for the SoftDent Business without prior written consent of PracticeWorks, (x) increase compensation or benefits to any officer, director or employee of Company solely engaged in the SoftDent Business, or pay any bonus, severance or termination pay to such officer, director or employee of Company solely engaged in the SoftDent Business, or (xi) permit Company to agree or commit to do any of the foregoing, as related to the SoftDent Business.

 5.2. PRACTICEWORKS CONDUCT OF BUSINESS PRIOR TO THE CLOSING. From the Effective Date through the Closing Date, InfoCure and PracticeWorks covenant and agree that each shall conduct the PracticeWorks Business in the ordinary course consistent with past practice and shall use its best efforts to preserve intact (as it relates to the PracticeWorks Business) its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the Effective Date until the Closing Date, PracticeWorks will not (and, as to clauses (iii), (iv), (vi) and (vii), InfoCure will not) (i) other than as necessary to consummate the Contemplated Transactions, issue any equity securities or declare or make any payment on account of the purchase, redemption, retirement or acquisition of any shares of capital stock, (ii) other than as necessary to consummate the Contemplated Transactions, declare any dividends on its capital stock or make any distributions to its shareholders,
(iii) incur any indebtedness from borrowed money for the PracticeWorks Business except in the Ordinary Course of Business consistent with past practice, (iv) subject the PracticeWorks Assets to any additional Encumbrances, (v) adopt or propose any change in the PracticeWorks Organizational Documents, other than as required for the consummation of the Contemplated Transactions, (vi) other than as necessary to consummate the Contemplated Transactions, merge or consolidate the PracticeWorks Business with any other Person, acquire for the PracticeWorks Business a material amount of assets of any other Person or make any additional capital expenditure as it relates to the PracticeWorks Business or acquire any additional fixed assets for the PracticeWorks Business, (vii) other than as necessary to consummate the Contemplated Transactions, sell, lease, license or otherwise dispose of any material assets or property of the PracticeWorks Business except (1) pursuant to existing contracts or commitments of the PracticeWorks Business and (2) in the ordinary course consistent with past practice; provided, however, that, other than as necessary to consummate the Contemplated Transactions, in no event will InfoCure or PracticeWorks sell, lease, license or otherwise dispose of any PracticeWorks Asset or Assets having a value greater than $50,000 singly or $100,000 in the aggregate; and provided further, that nothing in this subparagraph (vii) shall prevent InfoCure or PracticeWorks from selling inventory or licensing the PracticeWorks Business software in the Ordinary Course of Business consistent with past practice,
(viii) other than as necessary to consummate the Contemplated Transactions, renew (whether by exercise of option or otherwise) or amend in any respect any Contract or any lease identified in the PracticeWorks Disclosure Schedule without the prior written consent of Ceramco, (xi) materially increase compensation or benefits to any officer, director or employee of PracticeWorks, or pay any bonus, severance or termination pay to such officer, director or employee of PracticeWorks, or (xi) permit PracticeWorks to agree or commit to do any of the foregoing.


         5.3. PRACTICEWORKS ACCESS TO INFORMATION. From the date hereof through the Closing Date, Dentsply, Ceramco and SoftDent LLC agree to (i) provide PracticeWorks and its independent accountants, legal counsel, environmental consultants and other authorized representatives with full access to Company's properties, facilities, books, records, financial operating data, contracts and other materials of Company related to the SoftDent Business at reasonable times for the purpose of PracticeWorks' conducting a complete and thorough investigation, analysis and review of Company relating to the SoftDent Business, (ii) furnish to PracticeWorks, its independent accountants, legal counsel, environmental consultants and other authorized representatives such financial and operating data and other information relating to SoftDent Business as such Persons may reasonably request, and (iii) instruct the employees, counsel and financial and other advisors of SoftDent Business to cooperate with PracticeWorks in its investigation of Company related to the SoftDent Business; provided, however, that no investigation pursuant to this Section shall limit or otherwise affect any representation or warranty given by Dentsply, Ceramco and SoftDent LLC hereunder.

         5.4. DENTSPLY ACCESS TO INFORMATION. From the date hereof through the Closing Date, PracticeWorks agrees to (i) provide Company and its independent accountants, legal counsel, environmental consultants and other authorized representatives with full access to PracticeWorks' properties, facilities, books, records, financial operating data, contracts and other materials of PracticeWorks related to the PracticeWorks Business at reasonable times for the purpose of Company's conducting a complete and thorough investigation, analysis and review of PracticeWorks relating to the PracticeWorks Business, (ii) furnish to Company, its independent accountants, legal counsel, environmental consultants and other authorized representatives such financial and operating data and other information relating to PracticeWorks Business as such Persons may reasonably request, and (iii) instruct the employees, counsel and financial and other advisors of PracticeWorks Business to cooperate with Company in its investigation of PracticeWorks related to the PracticeWorks Business; provided, however, that no investigation pursuant to this Section shall limit or otherwise affect any representation or warranty given by PracticeWorks hereunder.

         5.5. CONSENTS; SATISFACTION OF CLOSING CONDITIONS. Each party hereto will obtain, at its sole cost and expense, all consents from third parties necessary or advisable in order to permit the consummation of the Contemplated Transactions without impairing the validity or effectiveness of any lease or other contract, related to the SoftDent Business or the PracticeWorks Business, as the case may be, to which a party hereto is a party, and to obtain the satisfaction on or before the Closing Date of the conditions specified in
Section 6.3 or Section 7.3, as the case may be.

         5.6. NOTICES OF CERTAIN EVENTS. The Parties shall promptly notify each other of:

                  A. any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Contemplated Transactions;

                  B. any notice or other communication (other than any routine or incidental notice or communication) from any governmental or regulatory agency or authority in connection with the Contemplated Transactions;

                  C. any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of the parties hereto, threatened against, relating to or involving or otherwise affecting the SoftDent Business or the PracticeWorks Business which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement, or which relate to the consummation of the Contemplated Transactions; and

                  D. any fact or circumstance which would make any representation or warranty untrue or inaccurate in any material respect as of the Closing Date.

         5.7. HART-SCOTT-RODINO FILING. PracticeWorks, Dentsply, Ceramco and SoftDent LLC (as applicable) shall make appropriate filings of the Notification and Report Form pursuant to the HSR Act with respect to the Contemplated Transactions promptly upon the execution by the parties of this Agreement, and in no event later than within ten business days following the date hereof. PracticeWorks shall pay all of the filing costs and expenses of an "acquiring person" (as such term is defined in the HSR Act).


         5.8. ASSUMPTION OF LEASE OBLIGATIONS. PracticeWorks shall perform or assure the performance of all obligations of the lessee under all assigned and assumed SoftDent Leases, and PracticeWorks shall assume all guarantees of such SoftDent Leases as to which Dentsply is currently obligated. To the extent Dentsply remains a guarantor of any such SoftDent Lease, PracticeWorks shall indemnify Dentsply for all damages, costs and expenses Dentsply incurs as a result of any acts taken against Dentsply pursuant to such guarantees.


6.       CONDITIONS PRECEDENT TO PRACTICEWORKS' OBLIGATION TO CLOSE.

         PracticeWorks' obligation to issue the Preferred Shares to Ceramco and to take the other actions required to be taken by PracticeWorks at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by PracticeWorks, in whole or in part):

         6.1. ACCURACY OF REPRESENTATIONS. All of Dentsply's, Ceramco's and SoftDent LLC's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects on the date this Agreement was executed, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date except to the extent such representations and warranties speak as of an earlier date.

         6.2.     CERAMCO'S AND SOFTDENT LLC'S PERFORMANCE.

                  A. All of the covenants and obligations that Ceramco or SoftDent LLC is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                  B.       Each document required to be delivered pursuant to
Section 2.5 must have been delivered.

         6.3. CONSENTS. Each of the Consents identified in SCHEDULE 3.2 of the SoftDent Disclosure Schedule must, except as otherwise noted on SCHEDULE 3.2, have been obtained and must be in full force and effect.

         6.4. HSR ACT. Any filing and waiting period (and any extension thereof) requirements under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated and no order, ruling or decision shall have been issued under the HSR Act prohibiting the consummation of the Contemplated Transactions.

         6.5. ADDITIONAL DOCUMENTS. Ceramco and SoftDent LLC shall deliver such other documents as PracticeWorks may reasonably request for the purpose of
(i) evidencing the accuracy of any of Ceramco's and SoftDent LLC's representations and warranties; (ii) evidencing the performance by Ceramco or SoftDent LLC of, or the compliance by Ceramco or SoftDent LLC with, any covenant or obligation required to be performed or complied with by Ceramco or SoftDent LLC as the case may be; (iii) evidencing the satisfaction of any condition referred to in this Section 5 or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         6.6. NO PROCEEDINGS. There must not have been commenced or Threatened against Dentsply or PracticeWorks, or against any Person affiliated with Dentsply or PracticeWorks, any Proceeding (i) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (ii) that is likely to have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         6.7. NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There must not have been made or Threatened by any Person any claim asserting that such Person is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any membership interest in, or any other voting, equity, or ownership interest in, SoftDent LLC.

         6.8. RESTRICTIVE COVENANT AGREEMENTS. Each of Dentsply and Ceramco shall have entered into Restrictive Covenant Agreements substantially in the form attached hereto as EXHIBIT D and such agreements shall be in full force and effect.

         6.9. EMPLOYMENT AGREEMENTS. The persons identified by PracticeWorks on or prior to January 1, 2001, shall have entered into Employment Agreements in a form agreeable to PracticeWorks and such agreements shall be in full force and effect.

         6.10. SPIN-OFF. The Form 10 shall be declared effective by the SEC and InfoCure shall have completed all actions necessary to consummate the distribution of the PracticeWorks Common Shares to the stockholders of InfoCure as more fully described in the Form 10.

7.       CONDITIONS PRECEDENT TO CERAMCO'S OBLIGATION TO CLOSE.

         Ceramco's obligation to contribute the Membership Interests and to take the other actions required to be taken by Ceramco or SoftDent LLC at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Ceramco, in whole or in part):

         7.1. ACCURACY OF REPRESENTATIONS. All of PracticeWorks' and InfoCure's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects on the date this Agreement was executed and must be accurate in all material respects as of the Closing Date as if made on the Closing Date except to the extent such representations and warranties speak as of an earlier date.

         7.2.     PRACTICEWORKS' PERFORMANCE.

                  A. All of the covenants and obligations that PracticeWorks and InfoCure are each required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                  B. PracticeWorks and InfoCure must have delivered each of the documents required to be delivered by PracticeWorks or InfoCure pursuant to Section 2.4.

         7.3. CONSENTS. Each of the Consents identified in SCHEDULE 3.2 of the SoftDent Disclosure Schedule, except as otherwise noted on SCHEDULE 3.2, must have been obtained and must be in full force and effect.

         7.4. HSR ACT. Any filing and waiting period (and any extension thereof) requirements under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated and no order, ruling or decision shall have been issued under the HSR Act prohibiting the consummation of the Contemplated Transactions or materially interfering with or imposing any conditions on PracticeWorks' ownership of, or ability to supervise the operations of, SoftDent LLC.

         7.5. ADDITIONAL DOCUMENTS. PracticeWorks and InfoCure shall have delivered to Ceramco and such other documents as Ceramco may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of PracticeWorks or InfoCure; (ii) evidencing the performance by PracticeWorks and InfoCure of, or the compliance by PracticeWorks and InfoCure with, any covenant or obligation required to be performed or complied with by PracticeWorks or InfoCure; (iii) evidencing the satisfaction of any condition referred to in this Section 6 or (iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

         7.6. NO PROCEEDING. There must not have been commenced or Threatened against Dentsply or PracticeWorks, or against any Person affiliated with Dentsply or PracticeWorks, any Proceeding (i) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (ii) that is likely to have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         7.7. SPIN-OFF. The Form 10 shall be declared effective by the SEC and InfoCure shall have completed all actions necessary to consummate the distribution of the PracticeWorks Common Shares to the stockholders of InfoCure as more fully described in the Form 10.

8.       TERMINATION.

         8.1. TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  A. By either PracticeWorks or Ceramco if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived and cannot be or has not been cured within 20 days after the giving of written notice by the non-breaching party to the breaching party;

                  B.       (i)      By PracticeWorks if any of the conditions in
Section 6 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of InfoCure or PracticeWorks to comply with its obligations under this Agreement) and PracticeWorks has not waived such condition on or before the Closing Date;

                           (ii)     By Ceramco, if any of the conditions in
Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Dentsply, Ceramco or SoftDent LLC to comply with its obligations under this Agreement) and Ceramco has not waived such condition on or before the Closing Date; or

                  C.       By mutual consent of PracticeWorks and Ceramco; or

                  D. By either PracticeWorks or Ceramco if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before March 31, 2001, or such later date as the parties may agree upon.

         8.2.     EFFECT OF TERMINATION. Each party's right of termination under
Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 10.6 and 10.8 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

9.       INDEMNIFICATION; REMEDIES.

         9.1. AGREEMENTS BY DENTSPLY AND CERAMCO TO INDEMNIFY. Except as provided below, Dentsply and Ceramco, jointly and severally (the "SOFTDENT INDEMNIFYING PARTIES"), agree that they will indemnify and hold PracticeWorks, InfoCure and SoftDent LLC (the "SOFTDENT INDEMNIFIED PARTIES") harmless in respect of the aggregate of all SoftDent Indemnifiable Damages (as defined below).

                  A. For this purpose, "SOFTDENT INDEMNIFIABLE DAMAGES" means the aggregate of all damages incurred or suffered by SoftDent Indemnified Parties resulting from:

                           (i)      Any inaccurate representation or warranty
made by Dentsply, Ceramco or SoftDent LLC in or pursuant to this Agreement or in the SoftDent Disclosure Schedule or certificates delivered in connection herewith; or

                           (ii)     Any default in the performance of any of the
covenants or agreements made by Dentsply, Ceramco or SoftDent LLC in this Agreement;

                           (iii)    Any claim by any person for brokerage or
finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with Dentsply, Ceramco or SoftDent LLC (or any person acting on their behalf) in connection with any of the Contemplated Transactions; or

                           (iv)     Any claim, transaction cost or other expense
(including attorneys fees) reasonably incurred by any Person that arises out of or is incurred in effectuating any of the following: (a) actions taken prior to Closing by, or failures to act prior to Closing by, any such SoftDent Indemnifying Parties under or related to the Dealer Agreements, (b) the assignment to SoftDent LLC of the Dealer Agreements, (c) termination of the Dealer Agreements by reasonable action whether before or after Closing, or (d) the attempted termination by SoftDent LLC of the Dealer Agreements after Closing pursuant to the reasonable procedures described in that certain letter from SoftDent LLC to PracticeWorks, dated of even date herewith (any such claim, a "DEALER AGREEMENT CLAIM").

                  B.       Tax Indemnification and Other Tax Matters.

                           (i)      Notwithstanding anything to the contrary in
this Agreement, SoftDent Indemnifying Parties shall, jointly and severally, indemnify, save and hold harmless the SoftDent Indemnified Parties from and against any and all damages, losses, costs, claims, expenses and liabilities including without limitation, interest, penalties, reasonable attorneys' fees and expenses, incurred in connection with, arising out of, resulting from or relating to (i) any fact inconsistent with, or any untruth or inaccuracy of, any representation or warranty of Dentsply or Ceramco contained in Section 3.12,
(ii) any and all Taxes attributable to Ceramco and/or the SoftDent Business (A) with respect to all periods ending on or prior to the Closing Date and (B) with respect to any period beginning before the Closing and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date (such portion shall be referred to herein as the "PRE-CLOSING TAX PERIOD" and the portion of such period after the Closing Date shall be referred to herein as the "POST-CLOSING TAX PERIOD").

                           (ii)     For purposes of this Section 9.1.B, Tax or
Taxes shall include the amount of Taxes which would have been paid but for the application of any credit or net operating or capital loss deduction attributable to periods or portions of a period beginning after the Closing Date.

                           (iii)    Any Taxes for a period including a
Pre-Closing Tax Period and a Post-Closing Tax Period shall be apportioned between such Pre-Closing Tax Period and such Post-Closing Tax Period, based, in the case of real and personal property Taxes, on a per diem basis and, in the case of other Taxes, on the basis of a closing of the books as of the Closing Date.

                           (iv)     Without limiting the foregoing provisions of
this Section 9.1.B, the definition of "SoftDent Indemnifiable Damages" above shall include any claim or right to indemnification pursuant to this Section 9.1.B

                  C. Indemnification Limitations. The obligation of SoftDent Indemnifying Parties to indemnify the SoftDent Indemnified Parties under this Agreement shall be subject to each of the following:

                           (i)      Each of the representations and warranties
made by Dentsply, Ceramco and SoftDent LLC in this Agreement, the SoftDent Disclosure Schedule, any supplement to the SoftDent Disclosure Schedule, and any other certificate or document delivered pursuant to this Agreement, shall survive for a period of two (2) years following the Closing; provided, however,
(A) that the representations and warranties made by Dentsply, Ceramco and SoftDent LLC to the extent they relate to Ceramco's title to the Membership Interests and the approval of this Agreement and the Contemplated Transactions by Dentsply and Ceramco shall survive forever; (B) that the representations and warranties made by Ceramco in Section 3.12 hereof ("Tax Matters") shall in each case survive until the six (6) month anniversary of the later of (1) the date on which the applicable period of limitation on assessment or refund of tax has expired or (2) the date on which the applicable taxable year (or portion thereof) has closed; (C) that the representations and warranties made by Ceramco in Sections 3.19 ("Environmental Matters") and 3.14 ("Employee Benefits Matters") shall survive until the fifth anniversary of the Closing Date; and (D) that the representations and warranties made by Dentsply, Ceramco and SoftDent LLC in Section 3.28 ("Dealer Contracts") shall in each case survive until five years from the Closing Date.

                           (ii)     No claim for the recovery of SoftDent
Indemnifiable Damages may be asserted by any SoftDent Indemnified Party against SoftDent Indemnifying Parties or their successors in interest after such representations and warranties shall be thus extinguished; provided, however, that claims first asserted in writing within the applicable period shall not thereafter be barred. It is further agreed that there shall be no recovery against any SoftDent Indemnifying Parties of any amount under this Section 9 that would be recoverable under insurance of Dentsply or Ceramco in effect on the date hereof or any insurance maintained by PracticeWorks. In addition, SoftDent Indemnifying Parties shall have no liability with respect to SoftDent Indemnifiable Damages (A) until the total of all such damages exceeds $320,000 (the "SOFTDENT BASKET AMOUNT") in which event SoftDent Indemnifying Parties shall be obligated to indemnify the SoftDent Indemnified Parties as provided herein for all such Indemnifiable Damages in excess of the SoftDent Basket Amount or (B) to the extent that the total of all SoftDent Indemnifiable Damages exceeds $32.0 million. Notwithstanding the foregoing, the SoftDent Basket Amount shall not apply with respect to (i) any breaches of representations and warranties contained in Sections 3.3 ("Capitalization"), 3.10 ("Undisclosed Liabilities"), 3.12 ("Taxes") or 3.27 ("Brokers or Finders"), (ii) legal and accounting fees incurred by SoftDent LLC in connection with this Agreement or the transactions contemplated hereby remaining unpaid after the Closing or (iii) Dealer Agreement Claims.

                           (iii)    Notwithstanding anything herein to the
contrary, as to SoftDent Indemnifiable Damages arising under subsection 9.1A(iv) only, the SoftDent Indemnifying Parties shall be responsible to indemnify the SoftDent Indemnified Parties for only fifty percent (50%) of the first $1,260,000 of such SoftDent Indemnifiable Damages. The obligation set forth in this Section 9.1C(iii) shall survive until five years from the Closing Date.

         9.2. AGREEMENTS BY PRACTICEWORKS TO INDEMNIFY. PracticeWorks (the "PRACTICEWORKS INDEMNIFYING PARTY") agrees to indemnify and hold Dentsply and Ceramco (the "PRACTICEWORKS INDEMNIFIED PARTIES") harmless in respect of the aggregate of all PracticeWorks Indemnifiable Damages.

                  A. For this purpose, "PRACTICEWORKS INDEMNIFIABLE DAMAGES" means the aggregate of all Damages incurred or suffered by any of PracticeWorks Indemnified Parties resulting from:

                           (i)      Any inaccurate representation or warranty
made by PracticeWorks pursuant to this Agreement or in the PracticeWorks Disclosure Schedule or certificates delivered in connection herewith;

                           (ii)     Any default in the performance of any of the
covenants or agreements made by PracticeWorks in this Agreement; or

                           (iii)    Any claim by any person for brokerage or
finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with PracticeWorks (or any person acting on their behalf) in connection with any of the Contemplated Transactions.

                  B. The foregoing obligation of PracticeWorks Indemnifying Parties to indemnify PracticeWorks Indemnified Parties shall be subject to each of the following:

                           (i)      Each of the representations and warranties
made by PracticeWorks in Article 4 of this Agreement shall survive for a period of two (2) years after the Closing Date, and thereafter all such representations and warranties shall be extinguished; and

                           (ii)     No claim for the recovery of PracticeWorks
Indemnifiable Damages pursuant to Section 9.2.A(i) may be asserted by PracticeWorks Indemnified Parties against PracticeWorks Indemnifying Parties or their successors in interest after such representations and warranties shall be thus extinguished; provided, however, that claims first asserted in writing within the applicable period shall not thereafter be barred. In addition, PracticeWorks Indemnifying Parties shall have no liability with respect to PracticeWorks Indemnifiable Damages (A) until the total of all such damages exceeds $320,000 (the "PRACTICEWORKS BASKET AMOUNT") in which event PracticeWorks Indemnifying Parties shall be obligated to indemnify the PracticeWorks Indemnified Parties as provided herein for all such Indemnifiable Damages in excess of the PracticeWorks Basket Amount or (B) to the extent that the total of all PracticeWorks Indemnifiable Damages exceeds $32.0 million. Notwithstanding the foregoing, the PracticeWorks Basket Amount shall not apply with respect to (i) any breaches of representations or warranties contained in
Section 4.6 ("Brokers or Finders"), or (ii) any obligations contained in Section 5.8.

         9.3 AGREEMENTS BY INFOCURE TO INDEMNIFY. InfoCure (the "INFOCURE INDEMNIFYING PARTY") agrees to indemnify and hold Dentsply and Ceramco (the "INFOCURE INDEMNIFIED PARTIES") harmless in respect of the aggregate of all InfoCure Indemnifiable Damages.

                  A. For this purpose, "INFOCURE INDEMNIFIABLE DAMAGES" means the aggregate of all Damages incurred or suffered by any of InfoCure Indemnified Parties resulting from:

                           (i)      Any inaccurate representation or warranty
made by InfoCure pursuant to this Agreement or in the PracticeWorks Disclosure Schedule or certificates delivered in connection herewith;

                           (ii)     Any default in the performance of any of the
covenants or agreements made by InfoCure in this Agreement;

                           (iii)    Any claim by any person for brokerage or
finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with InfoCure (or any person acting on its behalf) in connection with any of the Contemplated Transactions; or

                           (iv)     To the extent that PracticeWorks becomes
liable for PracticeWorks Indemnifiable Damages for the breach of the representations and warranties set forth in Sections 4.8, 4.9, 4.10 and 4.11 hereof and does not have sufficient assets to pay such claim in full within ninety (90) days after an acknowledgment of or a final, non-appealable adjudication that such claim is due, then InfoCure shall be jointly and severally liable with PracticeWorks for the amount of such unpaid claim.

                  B. The foregoing obligation of InfoCure Indemnifying Parties to indemnify InfoCure Indemnified Parties shall be subject to each of the following:

                           (i)      Each of the representations and warranties
made by InfoCure in Article 4 of this Agreement shall survive for a period of two (2) years after the Closing Date, and thereafter all such representations and warranties shall be extinguished; and

                           (ii)     No claim for the recovery of InfoCure
Indemnifiable Damages pursuant to Section 9.3.A(i) may be asserted by InfoCure Indemnified Parties against InfoCure Indemnifying Parties or their successors in interest after such representations and warranties shall be thus extinguished; provided, however, that claims first asserted in writing within the applicable period shall not thereafter be barred. In addition, InfoCure Indemnifying Parties shall have no liability with respect to InfoCure Indemnifiable Damages
(A) until the total of all such damages exceeds $320,000 (the "INFOCURE BASKET AMOUNT") in which event InfoCure Indemnifying Parties shall be obligated to indemnify the InfoCure Indemnified Parties as provided herein for all such Indemnifiable Damages in excess of the InfoCure Basket Amount or (B) to the extent that the total of all InfoCure Indemnifiable Damages exceeds $32.0 million. Notwithstanding the foregoing, the InfoCure Basket Amount shall not apply with respect to any breaches of representations or warranties contained in
Section 4.6 ("Brokers or Finders").

         9.4.     INDEMNIFICATION PROCEDURES.

                  A.       General.

                           (i)      A party seeking indemnification (an
"INDEMNIFICATION CLAIM") pursuant to Sections 9.1, 9.2 or 9.3 (an "INDEMNIFIED PARTY") shall give prompt notice to the party from whom such indemnification is sought (the "INDEMNIFYING PARTY") of the assertion of any claim for Indemnifiable Damages or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought hereunder, including the basis on which indemnification is sought and the amount of asserted Indemnifiable Damages, and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (except to the extent that the Indemnifying Party has suffered actual prejudice thereby).

                           (ii)     If the Indemnification Claim involves a
Third Party Claim (as defined below), the procedures set forth in Section 9.4.B hereof shall be observed by the Indemnified Party and the Indemnifying Party.

                           (iii)    If the Indemnification Claim involves a
matter other than a Third Party Claim, the Indemnifying Party shall have thirty
(30) days to object to such Indemnification Claim by delivery of a written notice of objection to the Indemnified Party specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnifying Party on behalf of all Indemnified Parties, and the Indemnification Claim shall be paid in accordance with Section 9.6 hereof. If an objection is timely interposed by the Indemnifying Party and the dispute is not resolved by the Indemnified Party and the Indemnifying Party within fifteen (15) days from the date the Indemnified Party receives such objection, such dispute shall be resolved by arbitration as provided in Section 9.8 of this Agreement.

                  B.       Third Party Claims.

                           (i)      Within fifteen (15) days of receipt of
notice from the Indemnified Party of the commencement of or assertion of any claim or action, suit or proceeding by a person not a party to this Agreement (other than an affiliate of any party hereto) in respect of which indemnity may be sought hereunder , except with respect to Dealer Agreement Claims (a "THIRD PARTY CLAIM"), the Indemnifying Party shall notify the Indemnified Party (A) whether the Indemnifying Party disputes liability to the Indemnified Party with respect to the Third Party Claim and, if so, the basis of such dispute and (B) whether the Indemnifying Party elects to exercise its right hereunder to assume the defense and control the settlement of such Third Party Claim; provided, however, that (I) the Indemnified Party is hereby authorized (but not obligated) at its expense to file any motion, answer or other pleading or to take any other action which the Indemnified Party shall reasonably deem necessary or appropriate to protect its interest and (II) the Indemnifying Party shall not have the right to assume the defense and control the settlement of such Third Party Claim to the extent that such claim seeks, in addition to or in lieu of monetary damages, any injunctive or other equitable relief against the Indemnified Party. If the Indemnifying Party does not defend the Indemnified Party against a Third Party Claim, whether by failure of the Indemnifying Party to give the Indemnified Party timely notice as provided herein or otherwise, the Indemnified Party, without waiving any rights against the Indemnifying Party, may defend against such Third Party Claim and the Indemnified Party shall be entitled to recover from the Indemnifying Party all Indemnifiable Damages with respect to such Third Party Claim.

                           (ii)     If, in the reasonable opinion of the
Indemnified Party, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a Material Adverse Effect on the business, operations assets, properties or prospects of the Indemnified Party (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnified Party), the Indemnified Party shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnifying Party, and the costs and expenses of the Indemnified Party in connection therewith shall be included as part of the indemnification obligations of the Indemnifying Party hereunder.

                           (iii)    The Indemnifying Party or the Indemnified
Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other is defending as provided in this Agreement.

                           (iv)     The Indemnifying Party, if it shall have
assumed the defense of any Third Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim except by order of a court of competent jurisdiction without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any compromise or settlement that commits the Indemnified Party to take, or to forbear to take, any action or that does not provide for a complete release by such third party of the Indemnified Party. The Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief against the Indemnified Party, and unless the Indemnifying Party shall have assumed the defense of such Third Party Claim, shall have the right to settle any Third Party Claim involving monetary damages with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $20,000 or less where the party whose consent is required has not responded within five (5) business days of notice of a proposed settlement. If the Indemnifying Party shall have assumed the defense of any Third Party Claim, the Indemnified Party shall not consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), except that no such consent shall be required to the extent that a Third Party Claim that involves equitable or other non-monetary relief against the Indemnified Party.

                           (v)      Regardless of whether the Indemnifying Party
chooses to defend or prosecute any Third Party Claim (including for purposes of this paragraph (v) only, Dealer Agreement Claims), all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to such properties, personnel, books, tax records, contracts, commitments and other business records of such other party as may reasonably be requested and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

         9.5. SOLE REMEDY. In the event that the Closing occurs, the right to payment of Indemnifiable Damages as provided in this Section 9 shall be the sole and exclusive remedy of any Indemnified Party under this Agreement against any Indemnifying Party in respect of the Contemplated Transactions.

         9.6.     MANNER AND AMOUNT OF INDEMNIFICATION.

                  A. Indemnification by Dentsply or Ceramco. Any indemnification payment made by a SoftDent Indemnifying Party may be made, at the option of the SoftDent Indemnifying Party, in cash or by the delivery to PracticeWorks of an aggregate number of shares of PracticeWorks Common Stock, or of PracticeWorks Preferred Stock convertible into PracticeWorks Common Stock, having a value equal to the amount of the SoftDent Indemnifiable Damages, such value to be measured by the Original Purchase Price per share, as defined in the Certificate of Designation.

                  B. Indemnification by PracticeWorks. Any indemnification payment made by a PracticeWorks Indemnifying Party may be made, at the option of the PracticeWorks Indemnifying Party, in cash or by the delivery to Ceramco of PracticeWorks Common Stock having a value equal to the amount of the PracticeWorks Indemnifiable Damages, such value to be measured by the Original Purchase Price per share.

                  C.       Time for Payment. Payment shall be made under this
Article 9 when either (i) the Indemnifying Party and the Indemnified Party agree on the amount of Indemnifiable Damages or (ii) the amount of Indemnifiable Damages is finally determined pursuant to Section 9.8 below.

                  D. Adjustments. The parties will make appropriate adjustments for any Tax benefits or Tax detriments in determining Indemnifiable Damages.

                  E. Subsequent Disclosure. No Indemnified Party shall be entitled to any indemnity for Indemnifiable Damages to the extent that the existence of such Indemnifiable Damages, the breach of covenant or warranty or the falsity of the representation upon which such Indemnifiable Damages would be based is disclosed in the SoftDent Disclosure Schedule (in the case of a SoftDent Indemnified Party) or the PracticeWorks Disclosure Schedule (in the case of a PracticeWorks Indemnified Party); provided that any such misrepresentation or breach of warranty or covenant so disclosed after execution and delivery of this Agreement and prior to Closing shall not affect the right of InfoCure, PracticeWorks, or Dentsply, as the case may be, to elect not to close the transactions contemplated by this Agreement to the extent provided in
Section 6 or Section 7, as the case may be.

         9.7. NO LIABILITY OR CONTRIBUTION BY SOFTDENT LLC. The parties hereto acknowledge that because PracticeWorks will become directly or indirectly the owner of SoftDent LLC as a result of the Contemplated Transactions, PracticeWorks shall not be required to assert any claim arising out of any breach of covenant or breach of any representation or warranty contained in this Agreement or the SoftDent Disclosure Schedule, or any supplement thereto, against SoftDent LLC. Instead, any such claim shall be asserted against Dentsply or Ceramco who hereby assumes all liability therefore in accordance with, and subject to the conditions and restrictions of this Section 9. Furthermore, SoftDent LLC shall not have any liability to PracticeWorks as a result of any misrepresentation or breach of representation or warranty by SoftDent LLC contained in this Agreement, the SoftDent Disclosure Schedule, or any supplement thereto, or closing certificates, instruments, agreements, or other writing delivered by, or on behalf of, Dentsply, Ceramco or SoftDent LLC pursuant to this Agreement or in connection with the Contemplated Transactions, or the breach of any covenant or agreement of Dentsply, Ceramco or SoftDent LLC contained in this Agreement or in the SoftDent Disclosure Schedule or any supplement thereto, or in any certificate, instrument, agreement, or other writing delivered to PracticeWorks by, or on behalf of, Dentsply, Ceramco or SoftDent LLC pursuant to the provisions of this Agreement or in connection with the Contemplated Transactions, and Dentsply and Ceramco shall not have any right of indemnification or contribution against SoftDent LLC on account of any event or condition occurring or existing prior to or on the date hereof with respect to the SoftDent Business.

         9.8. ARBITRATION. All disputes arising under this Section 9 shall be submitted to and settled by arbitration. Arbitration shall be by three (3) arbitrators selected in accordance with the rules of the American Arbitration Association, Cobb County, Georgia ("AAA"), by the AAA. The hearing before the arbitrator shall be held in Atlanta, Georgia and shall be conducted in accordance with the rules existing at the date thereof of the AAA, to the extent not inconsistent with this Agreement. The decision of the arbitrator shall be final and binding as to any matters submitted to them under this Section 9. All costs and expense incurred in connection with any such arbitration proceeding and those incurred in any civil action to enforce the same shall be borne by the party against which the decision is rendered.

10.      GENERAL PROVISIONS.

         10.1 TAX MATTERS. The following provisions shall govern the allocation of responsibility among InfoCure, PracticeWorks, Dentsply and Ceramco for certain tax matters following the Closing Date:

                  A. Tax Sharing Agreements. Any tax sharing agreement between Dentsply, Ceramco and/or SoftDent LLC and any other member of the Affiliated Group of which Ceramco is a member will be terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year or a past year).

                  B. Returns for Periods Through the Closing Date. Dentsply will include the income of Ceramco (including any deferred income triggered into income by Reg. ss.1.1502-13 and Reg. ss.1.1502-14 and any excess loss accounts taken into income under Reg. ss.1.1502-19) on the Dentsply consolidated federal income Tax Returns and any similar unitary or combined state income Tax Returns for all periods through the Closing Date and pay any federal or state income Taxes attributable to such income. After the Closing Date, SoftDent LLC will furnish Tax information to Dentsply for inclusion in Dentsply's federal consolidated income Tax Return and any similar unitary or combined state income Tax Return for the period which includes the Closing Date in accordance with Dentsply's past custom and practice. Dentsply will allow PracticeWorks and InfoCure an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate to SoftDent LLC. Dentsply will take no position on such returns that relate to SoftDent LLC that would adversely affect SoftDent LLC or PracticeWorks after the Closing Date unless such position would be reasonable in the case of a person that owned SoftDent LLC and PracticeWorks both before and after the Closing Date. For purposes of such Tax Returns, the income of Ceramco will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of Ceramco as of the end of the Closing Date. With respect to Tax Returns other than consolidated federal income Tax Returns and unitary or combined state income Tax Returns, PracticeWorks shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns for SoftDent LLC for all periods ending on or prior to the Closing Date which are required to be filed after the Closing Date. PracticeWorks shall permit Dentsply or Ceramco to review and comment on each such material Tax Return described in the preceding sentence prior to filing. Dentsply or Ceramco shall reimburse PracticeWorks for Taxes of SoftDent LLC with respect to any period on or prior to the Closing Date within fifteen (15) days of written notice thereof by PracticeWorks (but no earlier than fifteen (15) days prior to the date such Taxes are due) to the extent such Taxes are not reflected in the reserve for Tax liability in the Most Recent Balance Sheet. Notwithstanding the foregoing, any Tax Returns of SoftDent LLC relating to the reporting year 2000 that have not been filed as of the Closing Date shall be prepared and filed by Dentsply.

                  C. Audits and Cooperation. After the Closing Date, Dentsply will provide PracticeWorks with written notice of any audits, litigation or other proceedings with respect to Dentsply's consolidated federal income Tax Returns and/or unitary or combined state income Tax Returns to the extent that such audit, litigation or other proceeding relates to Ceramco or SoftDent LLC. Dentsply will not settle any such audit, litigation, or other proceeding in a manner which would adversely affect SoftDent LLC or PracticeWorks after the Closing Date unless such settlement would be reasonable in the case of a person that owned SoftDent LLC and PracticeWorks both before and after the Closing Date. Further, InfoCure, PracticeWorks, Dentsply, Ceramco and SoftDent LLC shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. InfoCure, PracticeWorks,

Dentsply and Ceramco agree (1) to retain all books and records with respect to Tax matters pertinent to the SoftDent Business or the PracticeWorks Business relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority and (2) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, to allow the other party to take possession of such books and records. InfoCure, PracticeWorks, Dentsply and Ceramco further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  D. Carryovers. After the Closing Date, Dentsply will not elect to retain any net operating loss carryovers or capital loss carryovers of SoftDent LLC under Reg.ss.1.1502-20(g). After the Closing Date, PracticeWorks will not elect to carry back any post-Closing losses or other items of SoftDent LLC to pre-Closing tax periods.

                  E. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the transfer of the SoftDent Assets and the Membership Interests shall be paid by Ceramco when due, and all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the transfer of the PracticeWorks Assets shall be paid by InfoCure when due. The party responsible for such costs will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, PracticeWorks will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

         10.2. EMPLOYEES. Following the Closing, PracticeWorks shall permit the employees of SoftDent LLC to participate in PracticeWorks' employee benefit plans and programs on a substantially similar basis (including satisfaction of eligibility requirements) as PracticeWorks provides employee benefits to its employees, giving credit for all service with Dentsply, Ceramco and SoftDent LLC, to the same extent prior to the Closing Date under the corresponding benefit plan or program of Dentsply or SoftDent LLC, without duplication of benefits as permitted by applicable law.

         10.3. NO DEEMED REPRESENTATION OR WARRANTY. None of Dentsply, Ceramco or SoftDent LLC shall be deemed to have made to InfoCure or PracticeWorks, and neither InfoCure nor PracticeWorks shall be deemed to have made to Dentsply, Ceramco or SoftDent LLC, any representation or warranty other than as expressly made by such party in this Agreement. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representation or warranty made by a party in this Agreement, no party makes any representation or warranty to any other party with respect to:

                  A. Any projections, estimates or budgets heretofore delivered to or made available to such other party of future revenues, expenses or expenditures or future results of operations; or

                  B. Except as expressly covered by a representation and warranty contained in this Agreement, any other information or document (financial or otherwise) made available to such other party or its counsel, accountants or advisers with respect to such party.

         10.1. CERTAIN ACKNOWLEDGEMENTS. InfoCure and PracticeWorks each acknowledge that:

                  A. It has had the opportunity to visit with Ceramco and SoftDent LLC and meet with their respective officers and other representatives to discuss the business and the assets, liabilities, financial condition, cash flow and operations of Ceramco and SoftDent LLC;

                  B. All materials and information requested by InfoCure or PracticeWorks have been provided to InfoCure or PracticeWorks to their reasonable satisfaction;

                  C. It has made its own independent examination, investigation, analysis and evaluation of Ceramco and SoftDent LLC, including InfoCure's and PracticeWorks' own estimate of the value of the SoftDent Business; and

                  D. It has undertaken such due diligence (including a review of the assets, liabilities, books, records and contracts of Ceramco and SoftDent LLC) as InfoCure and PracticeWorks each deem adequate, including that described above.

         10.1. EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

         10.6. PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as InfoCure and Dentsply may jointly agree, except to the extent that disclosure is required by Legal Requirements. Unless consented to in advance by InfoCure, in the case of disclosure by Dentsply, Ceramco or SoftDent LLC, or by Dentsply, in the case of disclosure by InfoCure or PracticeWorks, unless required by Legal Requirements or until public disclosure of the Contemplated Transactions has been made by the parties to this Agreement, prior to the Closing each of the parties to this Agreement shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person (other than their respective Representatives).

                  The parties will consult with each other concerning the means by which Ceramco's employees, customers, and suppliers and others having dealings with Ceramco will be informed of the Contemplated Transactions, and InfoCure or PracticeWorks will have the right to be present for any such communication.

         10.7. CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, parties will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of InfoCure and PracticeWorks, on the one hand and Dentsply, Ceramco and SoftDent LLC, on the other hand, to maintain in confidence, and not use to the detriment of any other party any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the Contemplated Transactions, unless:

                  A. Such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party;

                  B. The use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions; or

                  C. The furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

                  If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

      10.8. NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt); (ii) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested or
(iii) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                  Dentsply:               Dentsply International Inc.
                                          570 W. College Avenue
                                          York, PA  17404
                                          Attention:  General Counsel
                                          Telecopy No.: (717) 849-4753


                  With a copy to: Morgan Lewis & Bockius, LLP
                                          One Oxford Centre, 32nd floor
                                          Pittsburgh, PA 15219
                                          Attention:  Ellen P. Mercer
                                          Telecopy No.: 412.560.3399

                  Ceramco:                Ceramco Inc.
                                          570 W. College Avenue
                                          York, PA  17404
                                          Attention:  Secretary
                                          Telecopy No.: (717) 849-4753

                  With a copy to: Morgan Lewis & Bockius, LLP
                                          One Oxford Centre, 32nd floor
                                          Pittsburgh, PA 15219
                                          Attention: Ellen P. Mercer
                                          Telecopy No.: 412.560.3399

                  InfoCure:       InfoCure Corporation
                                          239 Ethan Allen Highway
                                          Attention: General Counsel
                                          Telecopy No.: (203) 438-6741

                  With a copy to: Morris, Manning & Martin, L.L.P.
                                          1600 Atlanta Financial Center
                                          3343 Peachtree Road, N.E.
                                          Atlanta, Georgia 30326-1044
                                          Attention: Richard L. Haury, Jr., Esq.
                                          Telecopy No.: (404) 365-9532

                  PracticeWorks:  PracticeWorks, Inc.
                                          1765 The Exchange
                                          Suite 450
                                          Atlanta, Georgia 30339
                                          Attention: Richard Perlman, Chairman
                                          Telecopy No.:

                  With a copy to: Morris, Manning & Martin, L.L.P.
                                          1600 Atlanta Financial Center
                                          3343 Peachtree Road, N.E.
                                          Atlanta, Georgia 30326-1044
                                          Attention: Richard L. Haury, Jr., Esq.
                                          Telecopy No.: (404) 365-9532

         10.9. JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Georgia, County of Cobb, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Georgia, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         10.10. FURTHER ASSURANCES. The parties agree (i) to furnish upon request to each other such further information; (ii) to execute and deliver to each other such other documents and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement. Dentsply, Ceramco and SoftDent LLC will afford PracticeWorks and PracticeWorks' accountants, counsel and other representatives reasonable access to its properties, books, records and personnel during the period prior to the Closing Date to obtain all information concerning the SoftDent Business as PracticeWorks may reasonably request to assist PracticeWorks in causing to be filed such documents with the SEC and other Governmental Bodies as may be necessary to fulfill PracticeWorks obligations hereunder. InfoCure and PracticeWorks will provide Dentsply and Ceramco with a copy of all such filings concurrently with their filing and will notify Dentsply and Ceramco as promptly as practicable after receipt of any comments from any such Governmental Body. No information or knowledge obtained in any investigation pursuant to this Section 10.10 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of any party to this Agreement to consummate the Contemplated Transactions.

         10.11. WAIVER. Except as provided in Section 9.4, the rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law:

                  A. No claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;

                  B. No waiver that may be given by a party will be applicable except in the specific instance for which it is given; and

                  C. No notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         10.12. ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         10.13. DISCLOSURE SCHEDULE. In the event of any inconsistency between the statements in the body of this Agreement and those in the SoftDent Disclosure Schedule or the PracticeWorks Disclosure Schedule (other than an exception expressly set forth as such in such Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         10.14. ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS. Dentsply, Ceramco and, prior to the Closing, SoftDent LLC, may not assign any of their respective rights under this Agreement without the prior consent of InfoCure, and InfoCure, PracticeWorks and, following the Closing, SoftDent LLC, may not assign any of their respective under this Agreement without the prior consent of Dentsply, which, in each case, will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.

                  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         10.15. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         10.16. SECTION HEADINGS; CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         10.17. TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         10.18. GOVERNING LAW. This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

         10.19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

PARENT:                                       PRACTICEWORKS:

InfoCure Corporation                          PracticeWorks, Inc.



By:                                           By:
   ----------------------------------            ------------------------------
Title:                                        Title:
      -------------------------------               ---------------------------

Date:                                         Date:
     --------------------------------              ----------------------------

DENTSPLY:                                     CERAMCO:

Dentsply International Inc.                   Ceramco Inc.



By:                                           By:
   ----------------------------------            ------------------------------
Title:                                        Title:
      -------------------------------               ---------------------------

Date:                                         Date:
     --------------------------------              ----------------------------


SOFTDENT LLC:

SoftDent LLC


By:
   ----------------------------------
Title:
      -------------------------------

Date:
     --------------------------------

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----

1.       DEFINITIONS..........................................................................................        2

2.       CONTRIBUTION.........................................................................................        9
         2.1.     InfoCure Agreement to Contribute Assets; Assumption of Liabilities..........................        9
         2.2.     Ceramco Agreement to Contribute Assets to SoftDent LLC; Assumption of Liabilities
                  by SoftDent LLC; Ceramco Agreement to Contribute Membership Interests.......................       10
         2.3.     Closing.....................................................................................       10
         2.4.     Closing Obligations.........................................................................       10

3.       REPRESENTATIONS AND WARRANTIES OF DENTSPLY, CERAMCO AND SOFTDENT LLC.................................       12
         3.1.     Organization and Good Standing..............................................................       12
         3.2.     Authority; No Conflict......................................................................       13
         3.3.     Capitalization..............................................................................       14
         3.4.     Financial Statements........................................................................       14
         3.5.     Books and Records...........................................................................       14
         3.6.     Title to Properties; Encumbrances...........................................................       15
         3.7.     Real Property Leases........................................................................       15
         3.8.     Accounts Receivable.........................................................................       16
         3.9.     Inventory...................................................................................       16
         3.10.    No Undisclosed Liabilities..................................................................       16
         3.11.    Customers and Suppliers.....................................................................       16
         3.12.    Taxes.......................................................................................       16
         3.13.    No Material Adverse Change..................................................................       18
         3.14.    Employee Benefits Matters...................................................................       20
         3.15.    Compliance With Legal Requirements; Governmental Authorizations.............................       23
         3.16.    Legal Proceedings; Orders...................................................................       23
         3.17.    Contracts; No Defaults......................................................................       24
         3.18.    Insurance...................................................................................       26
         3.19.    Environmental Matters.......................................................................       26
         3.20.    Employees...................................................................................       27
         3.21.    Labor Relations; Compliance.................................................................       27
         3.22.    Intellectual Property Rights of Ceramco.....................................................       28
         3.23.    Certain Payments............................................................................       30
         3.24.    Disclosure..................................................................................       30
         3.25.    Potential Conflicts of Interest.............................................................       30
         3.26.    Brokers or Finders..........................................................................       31
         3.27.    Investment Intent...........................................................................       31
         3.28.    Dealer Contracts; No Defaults...............................................................       31

4.       REPRESENTATIONS AND WARRANTIES OF PRACTICEWORKS AND INFOCURE.........................................       32
         4.1.     Organization and Good Standing..............................................................       32
         4.2.     Authority; No Conflict......................................................................       33
         4.3.     Capitalization..............................................................................       33
         4.4.     Investment Intent...........................................................................       34
         4.5.     Certain Proceedings.........................................................................       34

         4.6.     Brokers or Finders..........................................................................       34
         4.7.     PracticeWorks Information...................................................................       34
         4.8.     Accounts Receivable.........................................................................       34
         4.9.     Contracts; No Defaults......................................................................       34
         4.10.    Intellectual Property Rights of PracticeWorks...............................................       35
         4.11.    Financial Statements........................................................................       37

5.       ADDITIONAL COVENANTS.................................................................................       37
         5.1.     SoftDent Conduct of Business Prior to the Closing...........................................       37
         5.2.     PracticeWorks Conduct of Business Prior to the Closing......................................       38
         5.3.     PracticeWorks Access to Information.........................................................       38
         5.4.     Dentsply Access to Information..............................................................       38
         5.5.     Consents; Satisfaction of Closing Conditions................................................       39
         5.6.     Notices of Certain Events...................................................................       39
         5.7.     Hart-Scott-Rodino Filing....................................................................       39
         5.8.     Assumption of Lease Obligations.............................................................       39

6.       CONDITIONS PRECEDENT TO PRACTiCEWORKS' OBLIGATION TO CLOSE...........................................       39
         6.1.     Accuracy of Representations.................................................................       40
         6.2.     Ceramco's and SoftDent LLC's Performance....................................................       40
         6.3.     Consents....................................................................................       40
         6.4.     HSR Act.....................................................................................       40
         6.5.     Additional Documents........................................................................       40
         6.6.     No Proceedings..............................................................................       40
         6.7.     No Claim Regarding Stock Ownership or Sale Proceeds.........................................       40
         6.8.     Restrictive Covenant Agreements.............................................................       41
         6.9.     Employment Agreements.......................................................................       41
         6.10.    Spin-Off....................................................................................       41

7.       CONDITIONS PRECEDENT TO CERAMCO'S OBLIGATION TO CLOSE................................................       41
         7.1.     Accuracy of Representations.................................................................       41
         7.2.     PracticeWorks' Performance..................................................................       41
         7.3.     Consents....................................................................................       41
         7.4.     HSR Act.....................................................................................       41
         7.5.     Additional Documents........................................................................       41
         7.6.     No Proceeding...............................................................................       42
         7.7.     Spin-Off....................................................................................       42

8.       TERMINATION..........................................................................................       42
         8.1.     Termination Events..........................................................................       42
         8.2.     Effect of Termination.......................................................................       42

9.       INDEMNIFICATION; REMEDIES............................................................................       43
         9.1.     Agreements by Dentsply and Ceramco to Indemnify.............................................       43
         9.2.     Agreements by PracticeWorks to Indemnify....................................................       45
         9.3.     Agreements by InfoCure to Indemnify.........................................................       45
         9.4.     Indemnification Procedures..................................................................       46
         9.5.     Sole Remedy.................................................................................       48
         9.6.     Manner and Amount of Indemnification........................................................       48
         9.7.     No Liability or Contribution by SoftDent LLC................................................       49
         9.8.     Arbitration.................................................................................       49

10.      GENERAL PROVISIONS...................................................................................       50
         10.1.    Tax Matters.................................................................................       50


         10.2.    Employees...................................................................................       51
         10.3.    No Deemed Representation or Warranty........................................................       51
         10.4.    Certain Acknowledgements....................................................................       52
         10.5.    Expenses....................................................................................       52
         10.6.    Public Announcements........................................................................       52
         10.7.    Confidentiality.............................................................................       52
         10.8.    Notices.....................................................................................       53
         10.9.    Jurisdiction; Service of Process............................................................       54
         10.10.   Further Assurances..........................................................................       54
         10.11.   Waiver......................................................................................       54
         10.12.   Entire Agreement and Modification...........................................................       55
         10.13.   Disclosure Schedule.........................................................................       55
         10.14.   Assignments, Successors and No Third-Party Rights...........................................       55
         10.15.   Severability................................................................................       55
         10.16.   Section Headings; Construction..............................................................       55
         10.17.   Time of Essence.............................................................................       55
         10.18.   Governing Law...............................................................................       55
         10.19.   Counterparts................................................................................       55


                                    EXHIBITS

                  EXHIBIT A                        Form of Certificate of Designation.

                  EXHIBIT B                        Form of Member Release Agreement.

                  EXHIBIT C                        Form of Opinion of Company's Counsel.

                  EXHIBIT D                        Form of Restrictive Covenant Agreement.

                  EXHIBIT E                        Form of Bill of Sale and Assignment by Ceramco

                  EXHIBIT F                        Form of Assumption Agreement relating to the
                                                   SoftDent Assumed Liabilities

                  EXHIBIT G                        Form of Bill of Sale and Assignment by InfoCure

                  EXHIBIT H                        Form of Assumption Agreement relating to the
                                                   PracticeWorks Assumed Liabilities

                  EXHIBIT I                        Form of Opinion of PracticeWorks' Counsel.

                  EXHIBIT J                        Form of Registration Rights Agreement.